UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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M&T BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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M&T Bank Corporation

One M&T Plaza
Buffalo, New York

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

One M&T Plaza

Buffalo, New York 14203

March 9, 2020

Dear Shareholder,

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of M&T Bank Corporation.  The Annual Meeting will be held at One M&T Plaza in Buffalo, New York, on Tuesday, April 21, 2020, at 11:00 a.m.

Shareholders will be asked to vote on the following matters:

1.	election of 17 directors for one-year terms and until their successors have been elected and qualified;

2.	advisory approval of the 2019 compensation of M&T Bank Corporation’s Named Executive Officers;
3.	ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2020; and
4.	transaction of such other business as may properly come before the meeting and any adjournments thereof.

Information about these matters can be found in the proxy statement.

Your vote is important.  Whether or not you plan to attend the Annual Meeting, we encourage you to vote, as further described in the proxy statement, via the Internet, by telephone or by promptly executing and returning your signed proxy card if one was mailed to you.  Only shareholders of record as of the close of business on February 25, 2020, the record date, are entitled to receive notice of and to vote at the Annual Meeting.

We urge you to vote for the election of the 17 nominees, to approve, on an advisory basis, the 2019 compensation of M&T Bank Corporation’s Named Executive Officers, and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2020.

Sincerely,

RENÉ F. JONES

Chairman of the Board and

Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 2020

The Proxy Statement, Message to Shareholders and Form 10-K of M&T Bank Corporation (“M&T”) are available at www.edocumentview.com/MTB.

Notice and Access

This year, to expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are using for the first time a Securities and Exchange Commission (“SEC”) rule that allows us to furnish proxy materials over the Internet instead of mailing paper copies of those materials to each shareholder.  As a result, beginning on or about March 9, 2020, shareholders were sent a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement, the Message to Shareholders and Form 10-K, over the Internet.  If you received the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice. The Notice is not a proxy card that can be submitted to vote your shares.  Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials.  The Notice also instructs you on how to vote via the Internet.  Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

Your Vote is Important

It is important that your shares be represented and voted at the 2020 Annual Meeting of Shareholders.  If your shares of M&T common stock are registered in your name with M&T’s transfer agent, Computershare, you are considered to be a “shareholder of record.”  M&T will mail the Notice directly to you (or will mail the printed proxy materials, including a proxy card, as requested).  You may also vote in person at the Annual Meeting.

If your shares of M&T common stock are held by a broker, trustee, bank or other nominee, then that nominee is considered the shareholder of record and the shares are considered held in “street name” and you are the beneficial owner of the shares.  Your nominee will send the Notice to you (or will send the printed proxy materials with the nominee’s voting instruction card, as requested).  As the beneficial owner of the shares, you have the right to direct your broker, trustee, bank or other nominee on how to vote and you are also invited to attend the meeting.  However, if you are a beneficial owner, you are not the shareholder of record and you may not vote your street name shares in person at the meeting unless you follow the instructions from your nominee, which includes obtaining a legal proxy from the nominee that holds your shares.  Please refer to the information your broker, trustee, bank or other nominee provided to you to determine what voting options are available to you.  New York Stock Exchange rules do not permit brokers to vote street name shares on “non-routine” matters such as the election of directors, executive compensation and other “significant matters” unless they have received voting instructions from the beneficial owner.  M&T therefore encourages shareholders whose shares are held in street name to promptly direct their vote for all of the agenda items.

One M&T Plaza

Buffalo, New York 14203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 9, 2020

MARIE KING

Corporate Secretary

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NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT	59
EXECUTIVE COMPENSATION	60
2019 Summary Compensation Table	60
CEO Pay Ratio	61
Grants of Plan-Based Awards	62
2019 Grants of Plan-Based Awards Table	62
Outstanding Equity Awards at Fiscal Year-End	63
Outstanding Equity Awards at 2019 Fiscal Year-End Table	63
Options Exercised and Stock Vested	66
2019 Options Exercised and Stock Vested Table	66
Pension Benefits	66
2019 Pension Benefits Table	66
Explanation of 2019 Pension Benefits Table	67
Qualified Pension Plan	67
Supplemental Pension Plan	68
Nonqualified Deferred Compensation	69
2019 Nonqualified Deferred Compensation Table	69
Overview of Nonqualified Deferred Compensation Plans	69
Potential Payments Upon Termination or Change-in-Control	72
2019 Post-Employment Benefits Table	72
Severance Pay Plan	73
Accelerated Vesting of Equity Awards	73
PROPOSAL 3	74
PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2020	74
INDEPENDENT PUBLIC ACCOUNTANTS	75
Fees to Independent Auditors Table	75
Audit Fees	75
Audit-Related Fees	75
Tax Fees	75
All Other Fees	75
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	76
Report of the Audit Committee	76
NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW	77
OTHER MATTERS	77

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PROXY SUMMARY

This proxy summary highlights information contained in the proxy statement.  It does not contain all of the information you should consider in making a voting decision, and you should read the entire proxy statement carefully before voting.

M&T Bank Corporation (“M&T” or “we”) is providing the proxy statement to you because its Board of Directors (the “Board”) is soliciting your proxy to vote your shares of M&T common stock at the 2020 Annual Meeting of Shareholders to be held on April 21, 2020 (the “Annual Meeting”), or any adjournment or adjournments thereof.  The proxy materials are first being made available to shareholders of M&T on or about March 9, 2020.

For information on the details of the voting process, how to attend the Annual Meeting and other important procedures, please see “General Information—Questions and Answers” on page 10 below.

Voting Matters and Vote Recommendations

Matter:	Board Vote Recommendation:	For More Information, See:
1. Election of 17 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 14

2. Advisory, Non-Binding Proposal on 2019 Compensation of Named Executive Officers	FOR	Proposal 2—Advisory, Non-Binding Proposal to Approve the 2019 Compensation of M&T Bank Corporation’s Named Executive Officers, page 38

3. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2020	FOR	Proposal 3—Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP, page 74

Proposal 1 – Election of Directors

M&T aims to maintain a highly engaged Board with balanced tenure and substantive expertise that has the diversity of skills and backgrounds necessary to effectively oversee our management team and serve the long-term interests of our shareholders.

We are asking our shareholders to elect all 17 director nominees at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified.  Each nominee is elected annually by the affirmative vote of the majority of votes cast in accordance with M&T’s Amended and Restated Bylaws.

The following table provides summary information about each of our 17 nominees to serve on the Board.

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2020 Director Nominees

Name	Age	Director Since	Independent	Professional Background	Committee Membership (1)
C. Angela Bontempo	79	1991	✓	Former President and CEO of Saint Vincent Heath System	AC (Chair)
Robert T. Brady (2)	79	1994	✓	Former Chairman and CEO of Moog Inc.	NCGC, EC
T. Jefferson Cunningham III	77	2001	✓	Former Chairman and CEO of Premier National Bancorp, Inc. and Premier National Bank	RC
Gary N. Geisel	71	2009	✓	Former Chairman and CEO of Provident Bankshares Corporation and Provident Bank	NCGC (Chair), RC
Richard S. Gold	59	2017		President and COO of M&T and Manufacturers and Traders Trust Company (“M&T Bank”)	—
Richard A. Grossi	72	2015	✓	Former SVP and CFO of Johns Hopkins Medicine	AC
John D. Hawke, Jr.	86	2012	✓	Former Chairman of Arnold & Porter LLP	RC (Chair)
René F. Jones (3)	55	2017		Chairman and CEO of M&T and M&T Bank	EC
Richard H. Ledgett, Jr.	62	2017	✓	Former Deputy Director and COO of the National Security Agency	RC
Newton P.S. Merrill	80	2015	✓	Former Head of Private Client Services, Personal Trust, Asset Management & Private Banking at The Bank of New York	—
Kevin J. Pearson	58	2018		Vice Chairman of M&T and M&T Bank	—
Melinda R. Rich	62	2009	✓	Vice Chair of Rich Products Corporation	—
Robert E. Sadler, Jr.	74	1999	✓	Former President and CEO of M&T	EC (Chair)
Denis J. Salamone	66	2015	✓	Former Chairman and CEO of Hudson City Bancorp, Inc. and Hudson City Savings Bank	AC
John R. Scannell	56	2017	✓	Chairman and CEO of Moog Inc.	NCGC
David S. Scharfstein	59	2017	✓	Professor of Finance and Banking, and Senior Associate Dean of Doctoral Programs at Harvard Business School	AC
Herbert L. Washington	69	1996	✓	President of HLW Fast Track, Inc.	AC

(1)	The committee names of the Board of Directors are as follows: AC—Audit Committee; EC—Executive Committee; NCGC—Nomination, Compensation and Governance Committee; RC—Risk Committee
(2)	Mr. Brady also serves as the non-executive Vice Chairman of the Board of Directors
(3)	Mr. Jones serves as the Chairman of the Board of Directors

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Board Composition and Refreshment

A balanced Board composition, supplemented by a thoughtful approach to director refreshment, is a priority for M&T.  The director nominees represent a range of backgrounds, professions, skills, experiences and communities.  The Board believes these complementary skills and experiences produce an effective and highly qualified Board.  Below is a summary of the various skills and qualifications of our director nominees.

The Nomination, Compensation and Governance Committee (the “NCG Committee”), in discharging its duties to review director nominees, considers the experience, skills, independence and diversity of nominees in the full context of the current composition, needs and obligations of the Board.  The NCG Committee endeavors to identify nominees that possess diverse business experiences, skill sets and geographic backgrounds.  In addition, the NCG Committee believes a stronger Board is one that reflects gender, racial, sexual orientation, national origin and ethnic diversity.  The NCG Committee also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different expertise, backgrounds and fresh perspectives.

Below is a summary of the tenure, independence and diversity of the seventeen director nominees.

See “Proposal 1—Election of Directors” and “Corporate Governance of M&T Bank Corporation” further below in this proxy statement for more information on our director nominees as well as Board qualifications, tenure, independence and diversity.

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Corporate Governance Practices

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our shareholders.  The Board, which last amended our Corporate Governance Standards in October 2019, regularly reviews our governance practices, industry developments and shareholder feedback to ensure continued effectiveness.  Below are selected highlights of M&T’s corporate governance program.

Board Composition and Refreshment		Robust Shareholder Rights
✓	Highly engaged Board with balanced tenure and substantial, wide-ranging expertise	✓	Bylaws include proxy access right
✓	Strong Board refreshment practices, with more than half of directors having a tenure of five years or less	✓	All shareholders have the same voting rights
✓	Regular refreshment at committee level, including a new NCG Committee Chair in 2019	✓	Bylaws provide shareholders the ability to call a special meeting
✓	Ongoing director nominee identification and selection process	✓	No supermajority voting requirements under Bylaws
✓	Diverse skills represented, including cybersecurity, accounting, financial services and strategic planning	✓	M&T does not have a poison pill or other anti-takeover devices in effect

Board Accountability and Independence		Board Effectiveness
✓	Substantial majority of independent directors and Audit, NCG and Risk Committees comprised entirely of independent directors	✓	Strong Board leadership in risk management and oversight, including through standalone Risk Committee
✓	Majority voting standard for director elections	✓	Robust lead independent director role
✓	All directors elected annually	✓	Executive sessions of non-management directors held regularly
✓	Conflict of Interest Policy for Directors	✓	Annual Board and committee self-evaluations
✓	Stock ownership requirements for directors and executives	✓	Independent Board evaluation of CEO performance and compensation
✓	No pledging or hedging by directors	✓	Corporate Governance Standards and committee charters reviewed annually
✓	Directors are subject to over-boarding restrictions	✓	Average attendance at Board and committee meetings held in 2019 approximately 93%

See “Corporate Governance of M&T Bank Corporation” further below in this proxy statement for more information on our corporate governance program.

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Corporate Citizenship, Community Involvement and Environmental Responsibility

A core value of M&T—shared by our employees, executive leadership and the Board—is active engagement with not only our customers, but with the civic institutions, non-profits, schools and other local organizations that comprise our communities.  As a community-focused bank, M&T is committed to supporting volunteerism, implementing environmentally responsible practices, working with small businesses and serving traditionally underserved individuals and neighborhoods.  Below are recent highlights of M&T’s corporate citizenship and other community efforts.

Corporate Citizenship

•   Rated “Outstanding” under the Community Reinvestment Act by the Federal Reserve Bank of New York

•   Used Federal Home Loan Bank of New York Affordable Housing Program: facilitated $15 million of financing for 12 projects encompassing 1,020 units of affordable housing

•   Made 48 Community Reinvestment Act qualifying investments totaling $405 million

•     Includes $261 million of investments in low-income housing and to businesses and organizations in underserved communities

•   Made 168 commitments, totaling $1.3 billion, in community development loans

Community Engagement

•   Continued sponsorship of the Buffalo Promise Neighborhood and Westminster Community Charter School in a disadvantaged area on the City of Buffalo’s east side

•   Completed over 332,000 hours of employee volunteer time at community not-for-profit agencies

•   Our employees, supplemented by The M&T Charitable Foundation, donated more than $1.5 million to address social needs through the United Way

•   Made $34 million in grants through The M&T Charitable Foundation to more than 3,500 not-for-profit organizations to support and revitalize communities, help charitable organizations and grow local economies

Leadership in Small Business Lending

•   Ranked 7th nationally in U.S. Small Business Administration (“SBA”) loans extended

•   Ranked 1st or 2nd in 8 of 12 SBA districts within our banking footprint

•   Ranked 1st in Baltimore, Buffalo/Rochester, Delaware, Philadelphia, Syracuse and Washington, DC SBA districts

•   Ranked 2nd in New Jersey and Richmond SBA districts

•   Originated total small business loans amounting to $1.8 billion in 2019, including $179 million of SBA loans

•   Recognized by Greenwich Associates with 13 regional and national Excellence Awards, which measure customer satisfaction for small business and middle market banking

Environmental Commitment

At M&T, we:

•   Invested $289 million in renewable energy projects

•   Relocated our Baltimore regional headquarters to a silver rated, Leadership in Energy and Environmental Design (“LEED”) designed facility

•   Leveraged Green building standards and materials in new construction and renovations

•   Reduced our carbon footprint by approximately 1,937 tons by installing higher-efficiency equipment

•   Are saving an estimated 15,000 trees by using recycled paper as our standard copy paper and standardizing double-sided printing

•   Converted approximately 5.6 million pounds of paper into an estimated 11,244,838 kWh of electricity by enacting our sensitive document destruction program

•   Provided employees with the opportunity to recycle non-sensitive materials such as newspapers, bottles and cans

•   Reduced business travel by using audio and video conferencing tools

•   Reduced on plastic waste and carbon emissions from bottled water and its delivery by changing to filtered water at all facilities

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Proposal 2 – Advisory, Non-Binding Vote on 2019 Compensation of Named Executive Officers

We are asking our shareholders to review and vote, on an advisory basis, on the 2019 compensation of our named executive officers (“NEOs”).  As described in the “Compensation Discussion and Analysis” section of this proxy statement further below, our executive compensation policies and practices are centered on creating a pay-for-performance culture, driving M&T performance, aligning the interests of our executives with the long-term interests of our shareholders and reducing incentives for unnecessary and excessive risk-taking.

2019 Financial Performance Highlights

Our executive compensation program aims to create a culture of pay for performance by offering short- and long-term incentive compensation opportunities that reward executives for their individual contributions as well as M&T’s long-term performance.  As highlighted below, M&T’s results for 2019 reflected a year of strong performance as measured by several key metrics including earnings per common share (“EPS”), return on assets, and return on equity.(1)

•     Diluted earnings per common share rose to $13.75, representing a growth of 7.9% from $12.74 one year ago;

•     Net interest income grew by 1.4% in a declining interest rate environment and non-interest income experienced double digit growth of 11.1%, aided by the mortgage servicing transaction announced in the first quarter of 2019;

•     Expenses related to the mortgage servicing transaction along with continued investment in talent and technology, an addition to litigation reserves relating to a subsidiary’s role as trustee for customers’ Employee Stock Ownership Plans, and the write-down of M&T’s investment in an asset manager resulted in 5.5% expense growth;

•     Net charge-offs, loans written off as uncollectable less recoveries on loans previously written-off, expressed as a percentage of average loans, continued to be remarkably low at .16%;

•     Overall, net income of $1.9 billion for the year was slightly higher than that for 2018 with return on assets (1.61%) and return on equity (12.87%) being stable from the prior year; and

•     During 2019, M&T repurchased 8.3 million shares of its common stock valued at $1.35 billion and paid $552 million of common dividends to our shareholders.  This resulted in a 102% payout ratio for the year.

(1) For more information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in M&T’s Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020.

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Executive Compensation Program

The following illustrates some important features of our executive compensation program:

What We Do:	What We Don’t Do:
✓ Pay for performance	X Hedging or pledging (except in limited circumstances) of M&T securities
✓ Discourage excessive risk taking	X Repricing of stock options
✓ Maintain Stock Ownership Guidelines	X “Timing” of equity grants (i.e., we only grant long-term incentives on pre-determined dates)
✓ Retain an independent compensation consultant	X Tax gross-ups (other than in connection with relocation)
✓ Maintain a compensation forfeiture policy and subject incentives to risk adjustments	X Pay dividends on unvested stock (starting with 2020 grants) or unearned performance units
✓ Review share utilization	X Grant excessive severance, pension or other benefits
✓ Annual risk assessment of compensation plans	X Enter into employment contracts with our executives

Our executive compensation program provides for a mix of base salary, short-term cash incentives and long-term equity-based incentives that vest over time in alignment with our compensation philosophy and the objectives cited above.  The charts below represent the 2019 performance year total compensation pay mix of our CEO and the average of all of our other NEOs.  For this purpose, “performance year” is annual base salary as of the end of 2019, cash incentive paid in 2020 for 2019 performance, as well as the long-term incentive (“LTI”) award (target value) granted in 2020 for 2019 performance.  The charts below show the 2019 performance year pay mix targets for our CEO and the average for our other NEOs, of which 84% of pay is “at risk” for our CEO and, on average, 77% of pay is “at risk” for our other NEOs.

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The components of our executive compensation program, described below, align with M&T’s philosophy to emphasize long-term equity-based compensation, while providing executive compensation that will attract and retain executive officers capable of achieving M&T’s performance objectives.

Compensation Element	Objective	Determination of Award Levels and Key Features
Base Salary	• Provides fixed pay reflective of an executive’s role, responsibilities and individual performance	• Scope of the executive’s responsibilities • Experience • Internal and external comparison • Past and expected future performance
Short-Term: Cash Incentive*

•    Provides discretionary annual incentive opportunity generally reflective of overall bank and individual performance; reflects balance between financial and risk performance (quantitative) and progress towards key strategic initiatives and other individual performance factors (qualitative)

•    Pool funded based on a percent of net operating income (“NOI”)

•    Rewards NEOs based on:

➣    Corporate performance as reflected by financial results (including key metrics such as NOI, EPS, Return on Tangible Common Equity (“ROTCE”) and returns to shareholders)

➣    Achievement of annual performance objectives (financial and non-financial)

➣    Risk management and adherence to risk appetite

➣    Other key strategic initiatives for the year

Long-Term: Equity-Based Incentive*

•    Provides discretionary equity-based incentive opportunity generally reflective of overall bank and individual performance

•    Aligns rewards with sustained long-term shareholder value

•    Provides a strong retention tool

•    Unearned/unvested awards subject to forfeiture

•    Equity-based incentives awarded to NEOs in the form of performance-based stock unit awards and stock options

•    Performance-Based Stock Unit Awards Key Features:

➣    Performance Hurdled Stock Units (“PHSUs”)

oVesting: Ratably at target over 3 years

oPerformance Metric: Absolute ROTCE

➣ Performance Vested Stock Units (“PVSUs”)

oVesting: Cliff vest after 3-year performance period with final payout ranging from 0%-150% of target based on performance

oPerformance Metric: Absolute ROTCE and Relative ROTCE to peer group

•    Stock Options Key Features:

➣    Vesting: 3-year annual pro-rata

➣    Option Term: 10 years

•    Rewards NEOs based on:

➣    Roles/responsibilities and expected future contribution

➣    Corporate performance relative to peers

➣    Absolute corporate performance for the immediately preceding year relative to the business plan

➣    Absolute and relative corporate performance over the three-year period from date of grant

➣    Long-term, sustained corporate performance

➣    Peer compensation market data

* See “Compensation Discussion and Analysis” below for more information on applicable performance metrics.

See “Proposal 2— Advisory, Non-Binding Proposal to Approve the 2019 Compensation of M&T Bank Corporation’s Named Executive Officers” further below in this proxy statement for more information on our executive compensation program.

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Proposal 3 – Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2020

We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020.

The Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor.  As a result of this evaluation, on February 18, 2020, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2020.  The Audit Committee and Board believe the continued retention of PricewaterhouseCoopers LLP is in the best interests of M&T and its shareholders.

See “Proposal 3—Proposal to Ratify the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2020” further below in this proxy statement for more information on the appointment of our independent registered public accounting firm.

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PROXY STATEMENT

GENERAL INFORMATION – QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

M&T Bank Corporation (“we” or “M&T”) is providing this proxy statement to you because its Board of Directors (the “Board”) is soliciting your proxy to vote your shares of M&T common stock at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), or any adjournment or adjournments thereof.  This proxy statement contains information about matters to be voted upon at the Annual Meeting and certain other information required by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

We are first making available this proxy statement and the accompanying form of proxy on or about March 9, 2020 to M&T common stock shareholders of record as of February 25, 2020.  A copy of M&T’s Message to Shareholders and Form 10-K, including financial statements, are being made available along with this proxy statement but are not part of the proxy solicitation materials.

Where will the Annual Meeting be held and when?

The Annual Meeting will be held at One M&T Plaza in Buffalo, New York, on Tuesday, April 21, 2020, at 11:00 a.m.  M&T’s mailing address is One M&T Plaza, Buffalo, New York 14203, and its telephone number is (716) 842-5138.

Who is entitled to receive notice of and to vote at the Annual Meeting?

Common stock shareholders of record at 5:00 p.m. on February 25, 2020 are entitled to receive notice of and to vote at the Annual Meeting.  On February 25, 2020, M&T had outstanding 129,950,645 shares of common stock, $0.50 par value per share.  Each share of common stock is entitled to one vote.  Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement.

How are we distributing our proxy materials?

This year, to expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are using for the first time an SEC rule that allows us to furnish proxy materials over the Internet instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 9, 2020, shareholders were sent a Notice of Internet Availability (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement, the Message to Shareholders and Form 10-K, over the Internet.  If you received the Notice this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the Notice.  The Notice is not a proxy card that can be submitted to vote your shares.  Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how to vote via the Internet.  Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

If you received paper copies of the proxy materials this year, but instead in the future would like to receive only the Notice and access the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name, or (ii) by contacting your broker, trustee, bank or other nominee, if you hold your shares in street name.

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How can I vote by proxy?

You can vote by proxy by following the Internet or telephone voting procedures described on the Notice or proxy card or by completing and returning a physical proxy card or, if you hold your shares in street name, by following the voting instruction card you receive from your broker, trustee, bank or other nominee.  The Internet and telephone voting procedures are designed to authenticate that you are a shareholder by use of a control number and allow you to confirm that your instructions have been properly recorded.  If you are a shareholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

May I revoke my proxy?

How you hold your shares (shareholder of record or in street name) determines how and when you may revoke your proxy.  A shareholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at One M&T Plaza, Buffalo, New York 14203, or by voting in person at the Annual Meeting.  A beneficial owner of shares in street name must follow the instructions from his or her broker, trustee, bank or other nominee to revoke his or her previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the directions you provide.  If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 17 persons named under the section titled “Nominees for Director;” FOR approving, on an advisory basis, the 2019 compensation of M&T’s Named Executive Officers; and FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2020.

What is required for a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting.  Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors or on the advisory vote to approve the compensation of M&T’s Named Executive Officers unless specific voting instructions are provided to the broker.  We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by his or her broker, trustee, bank or other nominee.

What happens if an incumbent director nominee does not receive a majority of votes in favor of his or her election?

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election of directors, the affirmative vote of a majority of the votes cast with respect to the nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the Annual Meeting.  If an incumbent director does not receive the required affirmative vote, that director would still be elected, but would be required to tender his or her resignation to the Board for consideration in accordance with M&T’s Amended and Restated Bylaws.

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What approval is necessary to approve Proposals 2 and 3?

For each of Proposals 2 and 3, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve, on an advisory basis, the 2019 compensation of M&T’s Named Executive Officers and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2020, which means, the number of votes cast “for” a proposal must exceed the number of votes cast “against” the proposal.

An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors, the advisory vote to approve the 2019 compensation of M&T’s Named Executive Officers, or the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2020.  Broker non-votes will not constitute votes cast for the election of directors or for the approval of the 2019 compensation of M&T’s Named Executive Officers, and therefore will have no effect on the outcome of either of these proposals.

Who is paying for the solicitation of proxies?

M&T will bear the cost of soliciting proxies in the accompanying form of proxy.  We are making this solicitation by mail, by telephone and in person using the services of employees of M&T or its subsidiaries at nominal cost.  We will reimburse brokers, trustees, banks and other nominees for expenses they incur in mailing proxy materials to beneficial owners of M&T’s common stock.

How do I propose actions for the 2021 Annual Meeting of Shareholders?

SEC Rule 14a-8

In order for a shareholder proposal for the 2021 Annual Meeting of Shareholders to be eligible for inclusion in M&T’s proxy statement pursuant to SEC Rule 14a-8, we must receive the proposal at our principal executive offices no later than November 9, 2020.  You must provide your proposal to us in writing and it must comply with the requirements of SEC Rule 14a-8.

Advance Notice Procedures

M&T’s Amended and Restated Bylaws state that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a shareholder entitled to receive notice of and to vote who has delivered notice to M&T (containing the information specified in M&T’s Amended and Restated Bylaws) no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders.  These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T’s proxy statement pursuant to SEC Rule 14a-8.  A shareholder wishing to submit a proposal for consideration at the 2021 Annual Meeting of Shareholders should do so no earlier than October 10, 2020 and no later than November 9, 2020.

Proxy Access Procedures

M&T’s Amended and Restated Bylaws permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of the outstanding shares of M&T’s common stock for at least three years to nominate and include in our proxy statement for the annual meeting of shareholders director nominees constituting up to the greater of two directors or 20% of the total number of directors

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serving on the Board on the last day on which notice of a nomination may be delivered (known generally as “proxy access”).

The proxy access notice must be in writing and contain the information specified in M&T’s Amended and Restated Bylaws for a proxy access nomination and must be delivered no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. A shareholder wishing to submit a proxy access notice regarding a nomination for the 2021 Annual Meeting of Shareholders should do so no earlier than October 10, 2020 and no later than November 9, 2020.

These proxy access procedures are separate from the advance notice procedures referred to above, from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the Nomination, Compensation and Governance Committee (the “NCG Committee”) as described in this proxy statement.

What do I have to bring in order to attend the Annual Meeting in person?

In order to be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification.  If you are a beneficial owner of shares in street name, you must also bring evidence of your M&T share ownership that can include a notice from your broker, trustee, bank or other nominee regarding the availability of these proxy materials, or a recent account statement from the broker, trustee, bank, or other nominee that holds your shares and confirms your beneficial ownership of those shares as of the record date.  Even if you intend to be present at the Annual Meeting, to ensure your shares are represented, please vote your shares over the Internet or by telephone, or complete and return a physical proxy card by mail.

How do I discontinue multiple mailings?

In accordance with a notice sent to certain shareholders who receive paper copies of the proxy materials, multiple shareholders sharing a single address will receive only one copy of this proxy statement, the Message to Shareholders and Form 10-K, unless we have previously received other instructions.  This practice, known as “householding,” is designed to reduce printing and postage costs.  If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T to discontinue mailings of multiple sets of proxy materials.  To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention:  Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

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PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the NCG Committee, the Board recommends the following 17 persons for election as directors of M&T, to hold office until the 2021 Annual Meeting of Shareholders and until their successors have been elected and qualified.  Each of the 17 nominees listed below were elected at the 2019 Annual Meeting of Shareholders. The Board would like to thank Mr. Brent D. Baird, who is not standing for re-election and whose term will end at the Annual Meeting, for his decades of service as a director and his valuable contributions to M&T.

If any nominee for any reason becomes unavailable for election, or if a vacancy occurs before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person, if any, as the Board shall designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE 17 NOMINEES.

Each nominee’s business experience, including occupation, current public company directorships, and public company directorships held at any time during the past five years is provided.  Additionally, the specific experience, qualifications and skills, including education, of each nominee that was considered by the NCG Committee are listed.  The information with respect to each nominee is as of February 28, 2020 and includes each nominee’s affiliations with M&T’s subsidiary banks, Manufacturers and Traders Trust Company (also known as “M&T Bank”) and Wilmington Trust, National Association (“Wilmington Trust, N.A.”).  The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to M&T by or on behalf of such nominees, except to the extent certain information is contained in M&T’s records.

The Board believes that the experience, qualifications and skills of each of the director nominees contributes to an effective and well-functioning board providing oversight of M&T’s business and management.

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NOMINEES FOR DIRECTOR

C. ANGELA BONTEMPO
Chair of the Audit Committee Director since 1991

Ms. Bontempo, age 79, is a self-employed health care consultant.  She also serves as a member of the Niagara University’s Business School Council.  Ms. Bontempo formerly served as President and Chief Executive Officer and as a director of Saint Vincent Health System in Erie, Pennsylvania, as President and Chief Executive Officer of Bryant & Stratton College, a system of proprietary colleges headquartered in Buffalo, New York, as Senior Vice President and Executive Director of the Roswell Park Cancer Institute in Buffalo, New York and as a director of iPorta Corporation in Toronto, Ontario, Canada.  She is Chair of the Audit Committee of M&T.  Ms. Bontempo is also a director of M&T Bank and the Chair of its Examining Committee.

Experience, Skills and Qualifications

Ms. Bontempo has extensive experience overseeing financial personnel and auditing and financial reporting.  She has considerable executive leadership and decision-making skills gained through her positions at not-for-profit organizations, privately held companies and professional associations.  Ms. Bontempo holds a Bachelor of Arts in Education and a Bachelor of Arts in Theology from St. Joseph’s College, an Associate in Applied Science in Nursing from Maria College, a Master of Science in Microbiology from Howard University and a Master of Health Administration from St. Louis University.  She further holds an Advanced Certification in Finance from Yale University.

ROBERT T. BRADY
Vice Chairman of the Board of Directors Member of the Nomination, Compensation and Governance Committee Member of the Executive Committee Director since 1994

Mr. Brady, age 79, serves as Vice Chairman of M&T’s Board of Directors and as its lead independent director.  He is the former Chairman of the Board and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment.  Mr. Brady served as Moog’s Executive Chairman from 2011 until his retirement on January 31, 2014.  He is a director of Astronics Corporation (NASDAQ: ATRO) where he serves as a member of the Audit and Compensation Committees.  Mr. Brady is also a director of CUBRC, Inc., a research, development, testing and systems integration company as well as the Albright-Knox Art Gallery, both located in Buffalo, New York.  He previously served as a director of ENrG, Inc., Seneca Foods Corporation (NASDAQGS: SENEA) and of National Fuel Gas Company (NYSE: NFG).  Mr. Brady is a member of the Executive Committee and NCG Committee of M&T.  He is also director of M&T Bank and a member of its Executive Committee.

Experience, Skills and Qualifications

Mr. Brady is an experienced and successful business leader with a track record of helping companies innovate, grow and create jobs. He brings insight into risk management, operational risk and strategic planning.  In addition to his significant leadership experience with several public companies, Mr. Brady has considerable corporate governance experience.  He holds a Bachelor of Science in Mechanical Engineering from Massachusetts Institute of Technology and a Master of Business Administration from Harvard Business School.

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T. JEFFERSON CUNNINGHAM III
Member of the Risk Committee Director since 2001

Mr. Cunningham, age 77, is the Chairman and Chief Executive Officer of Magnolia Capital Management, Ltd, a registered investment adviser in Cold Spring, New York.  He is the former Chairman of the Board and Chief Executive Officer of Premier National Bancorp, Inc. and Premier National Bank, and of Premier’s predecessors.  Mr. Cunningham had a distinguished career in various board and executive-level positions with several leading U.S. and European financial institutions.  He is a trustee of Open Space Institute, an environmental conservation organization dedicated to protecting significant landscapes in New York State, where he serves on several committees and as Chairman of its Finance Committee.  Mr. Cunningham is an advisory board member of the Community Foundations of the Hudson Valley in Poughkeepsie, New York.  He is a member of the Risk Committee of M&T.  Mr. Cunningham is also a director of M&T Bank, a member of its Risk Committee and the Chairman of its Directors Advisory Council of the Hudson Valley Division.

Experience, Skills and Qualifications

Mr. Cunningham has extensive experience with commercial and investment banking strategy, both domestically and internationally.  He brings in-depth knowledge of risk management, fiduciary oversight responsibility and a valuable international perspective to M&T’s business activities.  Mr. Cunningham holds a Bachelor of Arts in Economics from Cornell University and a Master of Business Administration from Stanford University.

GARY N. GEISEL
Chairman of the Nomination, Compensation and Governance Committee Member of the Risk Committee Director since 2009

Mr. Geisel, age 71, is the retired former Chairman of the Board and Chief Executive Officer of Provident Bankshares Corporation and Provident Bank.  He previously served as Chairman of the Board of Saint Agnes Hospital in Baltimore, Maryland having served on its Finance, Governance, Compensation and Executive Committees.  Mr. Geisel is a former director of Goodwill Industries of the Chesapeake and served as its Chairman and on the Executive Committee.  He is a former director of Annapolis Life Care, Inc., a continuing-care retirement community operator in Annapolis, Maryland, where he served as a member of its Finance and Audit Committee.  Mr. Geisel is also a member of the Finance Committee of the Baltimore Community Foundation.  He is a director of Urban Teachers, a non-profit teacher preparation program in Baltimore, Maryland and serves on its Finance and Executive Committees.  Mr. Geisel is the Chairman of the NCG Committee and a member of the Risk Committee of M&T. He is also a director of M&T Bank, a member of its Risk Committee and Chairman of its Directors Advisory Council of the Baltimore-Washington Division.

Experience, Skills and Qualifications

Mr. Geisel brings financial acumen with over 30 years of experience in the banking industry as well as exceptional executive leadership.  He holds a Bachelor of Science from Edinboro University of Pennsylvania, a Master of Business Administration from Duquesne University and completed banking programs at the Stonier Graduate School of Banking.

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RICHARD S. GOLD
President and Chief Operating Officer Director since 2017

Mr. Gold, age 59, has been the President and Chief Operating Officer of M&T and of M&T Bank since December 20, 2017. He served as an Executive Vice President of M&T from 2007 to 2017 and as Chief Risk Officer of M&T from 2014 to 2017.  Mr. Gold served as a Vice Chairman of M&T Bank from 2014 to 2017 and as Chief Risk Officer of M&T Bank from 2014 to 2017.  He was an Executive Vice President of M&T Bank from 2006 to 2014.  Mr. Gold is a director of M&T Bank and Chairman of the Board, President and Chief Executive Officer of Wilmington Trust, N.A.  He serves on the Board of Directors of the Westminster Foundation in Buffalo, New York.  He is also a director of the Buffalo Niagara Partnership, a member of the Consumer Bankers Association Board of Directors and has been an adjunct professor at the State University of New York at Buffalo's School of Management since 2012.

Experience, Skills and Qualifications

Mr. Gold joined M&T Bank in 1989 as an Executive Associate and has over 30 years of experience in banking.  He has served M&T Bank in numerous executive and managerial positions in the Retail Banking, Consumer Banking, Mortgage, Business Banking, Risk, Marketing, Human Resources and Legal Divisions, which has provided him with valuable institutional knowledge.  Mr. Gold holds a Bachelor of Science from Cornell University School of Industrial and Labor Relations and a Master of Business Administration from New York University Stern School of Business.

RICHARD A. GROSSI
Member of the Audit Committee Director since 2015

Mr. Grossi, age 72, is the former Senior Vice President and Chief Financial Officer of Johns Hopkins Medicine in Baltimore, Maryland where he served as such from 1996 to 2015.  He currently serves as a consultant for healthcare and higher education organizations. Mr. Grossi has more than 40 years of experience in higher education and the health care industry.  He is a director of Biotechnology Institute of Maryland, a non-profit scientific training program in Baltimore, Maryland.  Mr. Grossi is a member of the Audit Committee of M&T.  He is also a director of M&T Bank, a member of its Examining Committee, and a member of its Directors Advisory Council of the Baltimore-Washington Division.

Experience, Skills and Qualifications

Mr. Grossi’s areas of expertise include financial analysis and management, organizational design and development, human resource management, systems selection and implementation, operational and financial responsibility for large functional units, and responsibility for major facility construction and control.  He is experienced in strategic planning, cash management and treasury, new business initiatives, trustee interactions in financial decisions, oversight of budgeting and capital planning, general accounting and financial reporting.  Mr. Grossi holds a Bachelor of Business Administration in Accounting and a Master of Business Administration in Financial Management from Pace University.

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JOHN D. HAWKE, JR.
Chairman of the Risk Committee Director since 2012

Mr. Hawke, age 86, is retired from the Washington, D.C. based international law firm of Arnold & Porter LLP, where he served from 2004 to 2018 as senior counsel, partner and chairman of the firm, having established one of the nation’s premier financial services practices.  He has extensive experience with financial regulation and bank supervision, having served as the Comptroller of the Currency from 1998 to 2004, Under-Secretary of the Treasury for Domestic Finance from 1995 to 1998 and as General Counsel to the Board of Governors of the Federal Reserve System from 1975 to 1978.  Mr. Hawke is the Chairman of the Risk Committee of M&T.  He is also a director of M&T Bank and Chairman of its Risk Committee.

Experience, Skills and Qualifications

As Comptroller of the Currency, Mr. Hawke was a member of the Basel Committee on Banking Supervision, the Board of Directors of the Federal Deposit Insurance Corporation and the Federal Financial Institutions Examination Council.  He taught courses on federal regulation of banking and bank acquisitions at the Georgetown University Law Center and at the Morin Center for Banking Law Studies at Boston University School of Law. Mr. Hawke has published extensively on matters relating to the regulation of banking institutions.  He holds a Bachelor of Arts in English from Yale University and a Bachelor of Laws from Columbia University Law School.

RENÉ F. JONES
Chief Executive Officer Chairman of the Board of Directors Member of the Executive Committee Director since 2017

Mr. Jones, age 55, has been Chairman of the Board and Chief Executive Officer of M&T and of M&T Bank since December 20, 2017.  He is a member of the Executive Committee of M&T and M&T Bank.  Mr. Jones served as an Executive Vice President of M&T from 2006 to 2017.  He served as Chief Financial Officer of M&T and M&T Bank from 2005 to 2016 and as a Vice Chairman of M&T Bank from 2014 to 2017.  Mr. Jones serves as a member of the Board of Directors of the Westminster Foundation in Buffalo, New York and the Jacobs Institute, a non-profit medical device innovation center in Buffalo, New York.  He is on the Board of Trustees of the Massachusetts Historical Society and is a trustee of the Burchfield Penney Art Center in Buffalo, New York.

Experience, Skills and Qualifications

Mr. Jones joined M&T Bank in 1992 as an Executive Associate and has over 27 years of experience in banking.  He has served M&T Bank in numerous executive and managerial positions in the Finance, Wealth and Institutional Services, Human Resources, Consumer Lending, Mortgage, and Treasury Divisions which have provided him with valuable institutional knowledge.  Mr. Jones holds a Bachelor of Science in Management Science from Boston College and a Master of Business Administration with concentrations in Finance, Organization and Markets from the University of Rochester Simon School of Business.

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RICHARD H. LEDGETT, JR
Member of the Risk Committee Director since 2017

Mr. Ledgett, age 62, is a private consultant. He served as Deputy Director and Chief Operating Officer of the National Security Agency (“NSA”), the largest intelligence organization in the U.S., from January 2014 until his retirement in April 2017, and worked for the NSA for 29 years.  Mr. Ledgett is a Senior Visiting Fellow at The MITRE Corporation, a member of the U.S. Naval Academy’s Cyber Board of Advisors, the Institute for Defense Analyses, as well as the National Infrastructure Advisory Council. He has served as an instructor and course developer at the National Cryptologic School within the NSA in Washington, D.C. and as an adjunct faculty member at the National Intelligence University in Washington, D.C.  Mr. Ledgett is a member of the Risk Committee of M&T.  He is also a director of M&T Bank and a member of its Executive and Risk Committees.

Experience, Skills and Qualifications

Mr. Ledgett brings four decades of specialty expertise in the areas of intelligence, cyber security and cyber operations.  He holds a Bachelor of Science in Psychology from the University of the State of New York in Albany, New York and a Master of Science in Strategic Intelligence from the Defense Intelligence College.

NEWTON P.S. MERRILL
Director since 2015

Mr. Merrill, age 80, is a private investor with a distinguished five-decade financial services career, including in executive positions at the Bank of Boston and The Bank of New York where he was the head of Private Client Services, Personal Trust, Asset Management and Private Banking businesses at his retirement in 2003.  He serves as Chairman of Mellon Optima L/S Strategy Fund LLC, as a director of National Integrity Life Insurance Co. in Cincinnati, Ohio, and as an Advisory Board Member and director of York Capital Management and related funds.  Mr. Merrill is a director of FT Crosby Education Foundation, Inc., a non-profit educational foundation.  He is a trustee and Chairman Emeritus of Woods Hole Oceanographic Institution in Woods Hole, Massachusetts, and a trustee and Chairman Emeritus of the Museum of the City of New York.  Mr. Merrill is also a director of M&T Bank and a member of its Trust and Investment Committee.  In addition, he is an Advisory Member of the Trust and Investment Committees of Wilmington Trust, N.A. and Wilmington Trust Company.

Experience, Skills and Qualifications

Mr. Merrill has a wide range of banking and managerial experience with financial institutions and has considerable knowledge of investment banking and venture capital as well as private client services, asset management and fiduciary responsibility.  He holds a Bachelor of Arts in Engineering and Applied Physics from Harvard College.

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KEVIN J. PEARSON
Vice Chairman Director since May 2018

Mr. Pearson, age 58, is a Vice Chairman of M&T and M&T Bank and has been a director of M&T and M&T Bank since May 15, 2018.  He has overall responsibility for M&T Bank’s Commercial Banking Division, Credit, Technology and Operations, and the Wilmington Trust Wealth and Institutional Services Division.  Previously, Mr. Pearson served as an Executive Vice President of M&T from 2002 until his appointment as a Vice Chairman in February 2020.  Mr. Pearson is a member of the Trust and Investment Committee of M&T Bank.  He is also an Executive Vice President and a director of Wilmington Trust, N.A. and Chairman of its Trust and Investment Committee.  In addition, Mr. Pearson serves as Chairman of the Board of Wilmington Trust Company and Chairman of its Trust and Investment Committee.  He also serves as a trustee of Mercy Health Services and The Park School of Baltimore.

Experience, Skills and Qualifications

Mr. Pearson joined M&T in 1989 as part of the Private Banking Division in New

York City and has held a number of management positions in M&T Bank and

Wilmington Trust throughout his career.  These include management positions in commercial banking, commercial real estate, credit, technology and banking operations, and wealth and institutional services.  During his tenure with M&T, Mr. Pearson has also been the head of commercial lending in M&T Bank’s Tarrytown region, M&T’s Philadelphia Regional President and M&T’s New York City Metro-Area Executive.  The variety of these management roles have provided him with valuable institutional knowledge.  Mr. Pearson holds a Bachelor of Science in Commerce and a Master of Business Administration from Santa Clara University.

MELINDA R. RICH
Director since 2009

Ms. Rich, age 62, is and has been since 2006 Vice Chairman of Rich Products Corporation, a privately owned global manufacturer and supplier of frozen foods headquartered in Buffalo, New York.  She is Chair of Rich Products Corporation’s Finance and Audit Committee, and Compensation and Organization Committee, and a member of its Executive Committee.  Ms. Rich is President of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries.  She is a director of Rich Holdings, Inc., as well as several other entities within the Rich Products Corporation family of companies.  Ms. Rich is a director of Grove Entertainment, a production company in New York City.  She serves as a trustee of Cleveland Clinic in Cleveland, Ohio.  Ms. Rich also serves on the Fund Advisory Committee of BDT Capital Partners in Chicago, Illinois.  She serves as a director of a number of charitable foundations, including Rich Family Foundation, DreamCatcher Foundation, Inc. and Cleveland Rock and Roll, Inc./ Rock and Roll Hall of Fame & Museum.  Ms. Rich is a former director of Wm. Wrigley, Jr. Company.  She is also a director of M&T Bank.

Experience, Skills and Qualifications

Ms. Rich brings considerable knowledge of executive compensation matters, leadership roles and service to civic and community organizations.  She provides a valuable international perspective on public policy, societal and economic issues.  Ms. Rich holds a Bachelor of Arts in Psychology from the University of Colorado.  She received an Honorary Doctorate of Humane Letters from the Culinary Institute of America, an Honorary Doctorate of Laws from D’Youville College and an Honorary Doctorate of Humane Letters from Canisius College.

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ROBERT A. SADLER, JR.
Chairman of the Executive Committee Director since 1999

Mr. Sadler, age 74, was a consultant to M&T from 2010 to April 1, 2017.  He joined M&T Bank in 1983 and held a number of executive positions, including Vice Chairman of the Board of Directors from 2007 until his retirement in June 2010.  From June 2005 to January 2007, Mr. Sadler served as President and Chief Executive Officer of M&T and M&T Bank.  He serves as a director of Delaware North Companies, Inc., a privately held global hospitality and food service company headquartered in Buffalo, New York.  Mr. Sadler served as a director of Gibraltar Industries, Inc. (NASDAQ: ROCK) from 2004 to 2015 and as a director of Security Mutual Life Insurance Company of New York until 2015.  He is Chairman of the Executive Committee of M&T.  Mr. Sadler is also a director of M&T Bank, Chairman of its Executive and Trust and Investment Committees and Chairman of its Directors Advisory Council of the Florida Division.  In addition, Mr. Sadler is a member of the Trust and Investment Committee of Wilmington Trust, N.A.

Experience, Skills and Qualifications

Mr. Sadler brings in-depth knowledge of the financial services industry including significant financial experience and valuable institutional knowledge through his executive roles with M&T.  He holds a Bachelor of Arts from Washington and Lee University and a Master of Business Administration from Emory University.

DENIS J. SALAMONE
Member of the Audit Committee Director since 2015

Mr. Salamone, age 66, joined M&T’s Board of Directors effective with the closing of M&T’s acquisition of Hudson City Bancorp, Inc. and Hudson City Savings Bank (“Hudson City”) in November 2015.  He served as Chairman and Chief Executive Officer of Hudson City from September 2014 until November 1, 2015.  Mr. Salamone joined Hudson City in 2001 as Senior Executive Vice President and served on its Board of Directors.  Between 2002 and 2014, he held several senior executive positions at Hudson City, including President and Chief Operating Officer.  Prior to joining Hudson City, Mr. Salamone was an accountant with PricewaterhouseCoopers LLP for 26 years, 16 years as a partner where he served as the Global Financial Services leader for Audit and Business Advisory Services.  He is a member of the American Institute of CPAs and a member of the New York State Society of CPAs.  Mr. Salamone serves as Chairman of the Board of Trustees for St. Francis College in Brooklyn Heights, New York, as Chairman of the Board of Trustees of the Ridgewood, New Jersey YMCA, and as a trustee and Chair of the Audit Committee of Valley Health System in Ridgewood, New Jersey.  He is a member of the Audit Committee of M&T.  Mr. Salamone is also a director of M&T Bank and a member of its Examining and Executive Committees.

Experience, Skills and Qualifications

Mr. Salamone has more than 35 years of experience in the financial services industry and brings significant accounting skills and knowledge of financial reporting and risk management.  He holds a Bachelor of Science in Accounting from St. Francis College.

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JOHN R. SCANNELL
Member of the Nomination, Compensation & Governance Committee Director since 2017

Mr. Scannell, age 56, is the Chairman of the Board and Chief Executive Officer of Moog Inc. (NYSE: MOG.A), a worldwide manufacturer of control systems and components for aircraft, spacecraft, automated machinery and medical equipment.  He was appointed Vice President of Moog in 2005 and Chief Financial Officer in 2007.  In 1999, Mr. Scannell became the General Manager of Moog Ireland and joined the Aircraft Group in East Aurora, New York in 2003.  He joined Moog in 1990 as an Engineering Manager of Moog Ireland and later become Operations Manager of Moog GmbH in Germany.  Mr. Scannell is a director of Albany International Corp. (NYSE: AIN) where he serves as a member of the Compensation Committee.  He is a member of the NCG Committee of M&T.  Mr. Scannell is also a director of M&T Bank.

Experience, Skills and Qualifications

Mr. Scannell brings significant business and management experience and valuable international business expertise.  He holds a Bachelor of Science and a Master of Science in Electrical Engineering from the University College at Cork, Ireland and a Master of Business Administration from Harvard Business School.

DAVID S. SCHARFSTEIN
Member of the Audit Committee Director since 2017

Mr. Scharfstein, age 59, is the Edmund Cogswell Converse Professor of Finance and Banking and Senior Associate Dean, Doctoral Programs at Harvard Business School. He has served on the Harvard Business School faculty since 2003. From 1987 to 2003, he was a finance professor at the Massachusetts Institute of Technology Sloan School of Management. Mr. Scharfstein is a research associate of the National Bureau of Economic Research, a former president of the American Finance Association, and a former member of the Financial Advisory Roundtable of the Federal Reserve Bank of New York. From September 2009 to May 2010, he was a senior advisor to the Secretary of the Treasury. Mr. Scharfstein is a member of the Audit Committee of M&T.  He is also director of M&T Bank and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Scharfstein has published on a broad range of topics in corporate finance and banking.  He brings valuable perspectives in the areas of finance, risk management and capital management.  Mr. Scharfstein holds a Bachelor of Arts from Princeton University and a Doctor of Philosophy in Economics from the Massachusetts Institute of Technology.

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HERBERT L. WASHINGTON
Member of the Audit Committee Director since 1996

Mr. Washington, age 69, has been President of H.L.W. Fast Track, Inc., a fast food restaurant enterprise located in Youngstown, Ohio, which owns and operates 23 McDonald’s franchises in Ohio and Pennsylvania since 1980.  He was appointed as a director to the Federal Reserve Bank of New York for a three-year term in 1993.  Mr. Washington served as Chairman of the Federal Reserve Bank of New York, Buffalo Branch Board from 1992 to 1993.  He is a director of the Youngstown Ohio Chamber of Commerce and of the Big Ten Athletic Advisory Committee.  Mr. Washington is a member of the Audit Committee of M&T.  He is also a director of M&T Bank and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Washington brings extensive business acumen, valuable entrepreneurial skills and financial regulation experience.  He holds a Bachelor of Arts in Education from Michigan State University.

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DIRECTOR COMPENSATION

The following table sets forth M&T’s 2019 compensation structure for directors’ fees (for directors who are not salaried officers of M&T or its subsidiaries):

Elements of 2019 Directors’ Fees

Fees	Compensation ($)
Annual Board Retainer	110,000
Board Attendance Fees – Per Meeting Attended	3,000
Committee Attendance Fees – Per Meeting Attended	3,000
Annual Audit Committee Chair Retainer	20,000
Annual Audit Committee (other than Chair) Retainer	10,000
Annual Risk Committee Chair Retainer	20,000
Annual Risk Committee (other than Chair) Retainer	10,000
Meetings with Regulators – Per Meeting Attended	3,000

Pursuant to the terms of the M&T Bank Corporation 2008 Directors’ Stock Plan (“Directors’ Stock Plan”), each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T common stock, or in a combination of cash and shares of M&T common stock for services as a director or advisory director of M&T and its subsidiaries.  Compensation is paid at the end of each calendar quarter in an amount equal to one quarter of a director’s annual retainer and the meeting fees earned during such quarter.  All directors are entitled to reimbursement for travel expenses incidental to their attendance at meetings.  The Board has determined that no fees (retainer, attendance or otherwise) will be paid to a director who is a salaried officer of M&T or any of its subsidiaries, or to any director who receives payment for services provided to M&T or any of its subsidiaries immediately after ceasing to be a salaried officer.

The following table sets forth the compensation of M&T’s directors (who are not salaried officers of M&T or its subsidiaries) for the fiscal year 2019:

2019 Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Brent D. Baird (3)	419	192831	-	193250
C. Angela Bontempo	92478	91522	-	184000
Robert T. Brady	89763	89237	-	179000
T. Jefferson Cunningham III (3)	95375	94625	-	190000
Gary N. Geisel (3)	116417	115783	-	232200
Richard A. Grossi (3)	84875	84025	-	168900
John D. Hawke, Jr.	196000	-	-	196000
Richard H. Ledgett, Jr.	85420	84747	-	170167
Newton P.S. Merrill	83852	83148	-	167000
Melinda R. Rich	65836	65164	-	131000
Robert E. Sadler, Jr. (3)	90357	89643	-	180000
Denis J. Salamone	85905	85095	-	171000
John R. Scannell	73261	72739	-	146000
David S. Scharfstein	82906	82094	-	165000
Herbert L. Washington	84484	83516	-	168000
(1)	The amounts listed in this column show only the amount of fees paid in cash, which is paid at the end of each calendar quarter.
(2)

The amounts listed in this column reflect fees paid in the form of M&T common stock, which is paid at the end of each calendar quarter.  The value of M&T common stock paid is based on the grant date fair value, which equals the closing price of M&T common stock on the NYSE as of the business day immediately preceding the day the compensation is payable.

(3)	Includes fees paid to the director for his service on a M&T Bank Directors Advisory Council.

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M&T Bank Corporation Directors’ Stock Plan

Pursuant to the terms of the Directors’ Stock Plan, each director can elect to receive payment of his or her annual compensation in cash, in shares of M&T common stock, or in a combination of cash and shares of M&T common stock for services as a director or advisory director of M&T and its subsidiaries.  The number of shares of M&T common stock paid is determined by dividing the amount of such compensation payable in shares of M&T common stock by the closing price of M&T’s common stock on the NYSE on the business day immediately preceding the day the compensation is payable.  Shares of M&T common stock received in payment of fees vest immediately upon grant.

M&T Bank Directors’ Fees

M&T directors, who also serve as directors of M&T Bank, if not salaried officers of M&T or its subsidiaries, receive attendance fees for each M&T Bank board, council or committee meeting attended, unless any such meeting is held concurrently with a meeting of the M&T board or committee.  Except as described below, such attendance fees and the cash versus stock allocations are identical to the schedule of fees paid to directors of M&T for board and committee meetings attended described above.

Mr. Baird, as a member of the Directors Advisory Council of the New York City/Long Island Division of M&T Bank, received an annual retainer of $15,000 and a fee of $1,750 for each meeting he attended.  Mr. Cunningham, as Chairman of the Directors Advisory Council of the Hudson Valley Division of M&T Bank, received a fee of $1,000 for each meeting he attended.  Mr. Geisel, as Chairman of the Directors Advisory Council of the Baltimore-Washington Division of M&T Bank, received a fee of $300 for each meeting he attended.  Mr. Grossi, as a member of the Directors Advisory Council of the Baltimore-Washington Division of M&T Bank, received a fee of $300 for each meeting he attended.  Mr. Sadler, as Chairman of the Directors Advisory Council of the Florida Division of M&T Bank, received a fee of $2,000 for each meeting he attended.

Director Stock Ownership Requirement

Under M&T’s Corporate Governance Standards, directors are required to own M&T common stock equal to two times their annual retainer amount.

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CORPORATE GOVERNANCE OF M&T BANK CORPORATION

Corporate Governance Standards

The Board believes that the purpose of sound and effective corporate governance is to ensure that shareholder value is maximized in a manner that is consistent with legal requirements and the highest standards of business ethics and integrity.  The Board has consistently adhered to corporate governance standards that it believes promotes this purpose.

Annually, the Board evaluates, in light of best practices and regulatory guidance, its Corporate Governance Standards. The Board last amended its Corporate Governance Standards in October 2019.  The current Corporate Governance Standards are available on M&T’s website at https://ir.mtb.com/corporate-governance.  These standards address, among other things, director qualifications and responsibilities, board committees, director compensation and independence, director orientation and continuing education, annual performance evaluations, corporate disclosure policy, controls and procedures regarding financial reporting and disclosure, and codes of business conduct and ethics.

Availability of Corporate Governance Standards

In addition to being available on M&T’s website at https://ir.mtb.com/corporate-governance, any shareholder can request copies of M&T’s Corporate Governance Standards, the charters for each of the Audit Committee, Risk Committee, NCG Committee, or the Executive Committee, as well as our Code of Business Conduct and Ethics, and our Code of Ethics for CEO and Senior Financial Officers.  To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention:  Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

Majority Voting Standard for Director Elections

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election when a quorum is represented, the affirmative vote of a majority of the votes cast with respect to such director nominee is required for the election of that nominee as a director.  If an incumbent director in an uncontested election does not receive the affirmative vote of a majority of the votes cast with respect to such director, that director would still be elected, but would be required to tender his or her resignation to the Board.  The independent members of the Board will then determine whether or not to accept such resignation, taking into account the recommendation of the NCG Committee.  The Board will publicly disclose, in a press release or SEC filing, its decision to accept or reject such resignation within 90 days after the certification of the election results.

Codes of Ethics

M&T makes its policies and procedures available to all of our employees.  These policies include our Code of Business Conduct and Ethics.  Further, M&T requires all employees to annually certify that they have read and are familiar with the employee policies and procedures and their content, including our Code of Business Conduct and Ethics, and that they will adhere to such policies and procedures.

M&T’s Code of Business Conduct and Ethics applies to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants.  Our Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other

26

legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T.  In addition, our Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism.  Our Code of Business Conduct and Ethics is a guide to help ensure that all individuals live up to the highest ethical standards.

M&T also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and all other senior financial officers designated by the Chief Financial Officer from time to time.  This Code of Ethics supplements our Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers is available on M&T’s website at https://ir.mtb.com/corporate-governance.

In accordance with SEC rules, M&T will post on its website or file a Form 8-K to report any amendment to or waiver from any provision in the Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller, or persons performing similar functions.

Board Size

We are asking our shareholders to vote on the election of 17 director nominees. The Board regularly evaluates its size and structure and believes that its current makeup is appropriate to best serve the needs of M&T and the interests of our shareholders.  As a financial institution, M&T faces considerable and changing regulatory, risk management and economic demands that require a substantial commitment on the part of our directors.   The size of our Board is advantageous in allowing for an appropriate number of members to be designated to each committee in order to provide proper and effective oversight.  The diversity of viewpoints on each committee also allows for an effective check and balance on proposals from management and directors.  In addition, the number of independent directors aids in maintaining the requisite independence standards of the Board’s various committees.

Board Diversity

M&T strives to foster an inclusive workplace where we respect and value individual differences.  We believe that employee diversity enhances the organization’s ability to succeed at all levels.  Likewise, M&T values diversity among its Board members.  Our Corporate Governance Standards provide that the NCG Committee, in discharging its duties to review director nominee qualifications, consider experience, skill set and diversity in the context of Board needs and obligations.  In light of these guidelines, the NCG Committee endeavors to identify nominees that possess diverse educational backgrounds, business experiences, life skills, geographic representation and community involvement.  In addition, the Board should reflect gender, racial, sexual orientation, national origin and ethnic diversity.  Over 29% of our director nominees represent these diverse constituencies (two women, two people of color, and one person from the LGBTQ community).  Also, the director nominees range in age from 55 to 86, and the average age is 68.  More than half of the director nominees have served on the Board for five years or less.  The NCG Committee does not assign specific weight to any particular criteria; the goal is to identify nominees that, considered as a group, will possess the talents, skill sets and characteristics necessary for the Board to fulfill its responsibilities.

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Board Independence

Pursuant to our Corporate Governance Standards, the Board conducts an annual review of director independence.  As a result of the review performed in February 2019, the Board determined, based upon the recommendation of the NCG Committee, that 14 of the 18 director nominees then standing for election at the 2019 Annual Meeting met the NYSE standards for independence.  In February 2020, the Board conducted its annual director independence review and, based upon the recommendation of the NCG Committee, determined that of the 17 nominees standing for election as directors at the Annual Meeting, all of whom are currently serving as such, 14 meet the NYSE standards for independence.  Currently, only Messrs. Jones,  Gold and Pearson are not deemed to be independent.

The Board applies the standards of the SEC, NYSE and M&T’s Corporate Governance Standards to assist it in making independence determinations.  The Board considers all relevant facts and circumstances in determining whether a material relationship exists with M&T.  Material relationships that the Board may consider include commercial, banking, consulting, legal, accounting, industrial, charitable and family relationships.  As described below, the NYSE rules set forth specific relationships that will automatically bar independence.

NYSE “Bright-Line” Independence Tests.  Under the NYSE “bright-line” tests, each of the following relationships will automatically bar a director from being independent:

•	A director is employed by M&T or an immediate family member is an executive officer of M&T;
•

A director’s (or immediate family member’s) receipt of more than $120,000 per year in direct compensation from M&T (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service);

•	A director’s (or immediate family member’s) affiliation or employment with M&T’s internal or external auditors;
•	A director (or immediate family member) who has been an executive officer of another company where any executive officer of M&T serves or served on that company’s compensation committee; or
•

A director employed by (or an immediate family member is an executive officer of) a company that makes payments to, or receives payments from, M&T in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues.

An employee-director of M&T (or a director with an immediate family member who is an M&T executive officer) will not be independent until three years after the employment relationship ends.  The other bright-line tests will bar independence if they existed at any time during the prior three years.

In making its determination as to the independence of the directors, the Board considered specific transactions, relationships and arrangements with directors and their immediate family members and any such person’s business affiliations.  For Ms. Rich, the Board considered payments by M&T to a travel agency with which she is affiliated for services in an amount that did not exceed the greater of $1 million or 2% of such company’s consolidated gross revenues.  The Board determined that Ms. Rich did not have a direct or indirect material interest in the transactions with the entities that M&T engaged for professional and transactional services.  Additionally, the Board considers ordinary course banking and financial services transactions provided by M&T and its subsidiaries as generally described in the section titled “Transactions with Directors and Executive Officers,” in making its determination as to independence.

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With respect to the independence determination for Mr. Salamone, Mr. Salamone served as Chairman and Chief Executive Officer of Hudson City from September 2014 until the completion of the acquisition of Hudson City by M&T in November 2015.  Mr. Salamone was named Chairman and Chief Executive Officer of Hudson City in September 2014, during the period in which the merger between Hudson City and M&T awaited regulatory approval and following the unexpected death of Hudson City’s prior Chairman and Chief Executive Officer.  As provided for in the merger agreement with Hudson City, concurrent with the consummation of the merger, Mr. Salamone’s status as Chairman and Chief Executive Officer of Hudson City ended and he joined the Board of M&T as a non-employee Director.  Never having been employed by M&T and receiving no remuneration as such, Mr. Salamone is currently independent under SEC and NYSE rules.  As a result of a leading proxy advisory firm’s arbitrary five-year standard for director independence, he is viewed as an “insider” on the Audit Committee, which resulted in an adverse voting recommendation and an approximately 66% approval vote for Mr. Salamone at the 2019 Annual Meeting of Shareholders.  Mr. Salamone faces similar issues for the 2020 Annual Meeting of Shareholders after which he will have passed the fifth anniversary of the merger with Hudson City, thus being viewed as “independent” by the proxy advisory firms.  Mr. Salamone brings valuable public accounting, banking and other experience to the Audit Committee.

The Board, upon the recommendation of the NCG Committee, considered all relevant facts and circumstances, including these transactions, relationships and arrangements and, consistent with the applicable independence standards, determined that none impair the relevant director’s independence as a director of M&T or as a member of any of the committees on which he or she serves.  Based on its review of all relevant information, the Board affirmatively determined that, other than Messrs. Jones, Gold and Pearson, who do not meet the NYSE bright-line independence standards, each member of the Board is “independent” and does not have any material relationships with M&T or its subsidiaries.

Board Leadership Structure

Chairman and Lead Independent Director

Mr. Jones was elected as M&T’s Chairman of the Board and appointed Chief Executive Officer in December 2017, following the death of Robert G. Wilmers who had held those posts for more than 30 years.  Mr. Jones has been an employee of M&T for over 27 years and has been a member of executive management for over 15 years.  The Board believes that in light of Mr. Jones’ significant broad-based experience with M&T and his leadership tenure with the organization, including his close working relationship with Mr. Wilmers, the same leadership structure continues to be appropriate for the Board as it fosters effective decision-making and clear accountability.  The Board adheres to the Corporate Governance Standards on this topic and annually elects a non-executive Vice Chairman of the Board who performs the duties of lead independent director.  Mr. Brady has served as the lead independent director since June 2015.  The lead independent director presides over the executive sessions of the non-management directors.

Executive Sessions of the Non-Management Directors

The non-management directors meet at regularly scheduled executive sessions without management.  Mr. Brady, Vice Chairman of the Board and the lead independent director, presides at these meetings.  In the absence of the lead independent director, the non-management directors determine which director will preside at such meetings.

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Board’s Role in Risk Oversight

The Risk Committee assists the Board in its oversight of M&T’s risk management functions.  At each Board meeting, the Board receives a report from the Chairman of the Risk Committee.  The Board also regularly receives reports from the Chair of the Audit Committee.  In 2019, the Audit Committee and the Risk Committee held one joint meeting.  M&T’s risk governance committees, including the Management Risk Committee, which is the primary management-level risk committee, provide regular reports to the Risk Committee.  Further, M&T’s Chief Risk Officer provides regular reports directly to the Risk Committee and to the Board at each of its meetings as well as twice per year to the Audit Committee.  For more information regarding the Board’s role in risk oversight, see the description of the Risk Committee below.

Board Attendance

The Board held nine meetings in 2019.  Each of the directors attended at least 75% of the total number of meetings of the Board and each committee on which the director served.  The average attendance of directors at Board and committee meetings held in 2019 was approximately 93%.

M&T’s Corporate Governance Standards encourage all members of the Board to attend its Annual Meeting of Shareholders, absent exigent circumstances.  Of the nominees standing for election at the Annual Meeting, all were elected at the 2019 Annual Meeting of Shareholders and 16 of those directors attended that meeting.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board or any individual director may submit his or her written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203.  The Corporate Secretary may facilitate direct communications to the Board, the lead independent director, the non-management directors as a group, or individual directors, by reviewing and summarizing such communications.

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Board Committees and Member Composition

Committee Member	Audit	Executive	Nomination, Compensation and Governance	Risk
Brent D. Baird*		✓
C. Angela Bontempo	Chair Financial Expert
Robert T. Brady		✓	✓
T. Jefferson Cunningham III				Risk Management Expert
Gary N. Geisel			Chair	Risk Management Expert
Richard S. Gold
Richard A. Grossi	Financial Expert
John D. Hawke, Jr.				Chair
René F. Jones		✓
Richard H. Ledgett, Jr.				✓
Newton P.S. Merrill
Kevin J. Pearson
Melinda R. Rich
Robert E. Sadler, Jr.		Chair
Denis J. Salamone	Financial Expert
John R. Scannell			✓
David S. Scharfstein	✓
Herbert L. Washington	✓
*	Mr. Baird is not standing for election at the Annual Meeting. He also served as Chair of the NCG Committee until his voluntary resignation from the Committee in May 2019.

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review management’s evaluation of the adequacy of M&T’s system of internal controls over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or securities exchange rules.  In addition, the Audit Committee serves as the Examining Committee for Wilmington Trust, N.A. and meets jointly with the Examining Committee of M&T Bank.  Ms. Bontempo (Chair) and Messrs. Grossi, Salamone, Scharfstein and Washington served as members of the Audit Committee during 2019, and each currently serves as a member.  The Audit Committee held six meetings in 2019, including one joint meeting with the Risk Committee.

The Audit Committee is comprised solely of directors who are not officers or employees of M&T and who the Board has determined have the requisite financial literacy to serve on the Audit Committee.  The Board determined that no member of the Audit Committee has any material relationship with M&T

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that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE.  In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having “accounting or related financial management expertise.”  The Board, based upon the recommendation of the NCG Committee, after reviewing all relevant facts and circumstances, determined that Ms. Bontempo, Mr. Grossi, and Mr. Salamone each is an “audit committee financial expert.”

The Audit Committee is governed by a written charter approved by the Board.  The Audit Committee Charter is available on M&T’s website at https://ir.mtb.com/corporate-governance.

Executive Committee

The Board has empowered its Executive Committee to act when the Board is not in session, during which time the Executive Committee possesses all of the Board’s powers in the management of the business and affairs of M&T, except as otherwise limited by law.  Messrs. Sadler (Chairman), Baird, Brady and Jones served as members of the Executive Committee during 2019, and each currently serves as a member.  Mr. Baird is not standing for election at the Annual Meeting.  The Executive Committee held nine meetings in 2019.  The Executive Committee of M&T meets jointly with the Executive Committee of M&T Bank, which in 2019, in addition to Messrs. Sadler, Baird, Brady and Jones, included Messrs. Geisel and Merrill as members.  In January 2020, Messrs. Geisel and Merrill were succeeded by Messrs. Ledgett and Salamone as members of the Executive Committee of M&T Bank.

The Executive Committee is governed by a written charter approved by the Board.  The Executive Committee Charter is available on M&T’s website at https://ir.mtb.com/corporate-governance.

Nomination, Compensation and Governance Committee

The NCG Committee is responsible for evaluating the efforts of M&T and of the Board to maintain effective corporate governance practices and identifying candidates for election to the Board.  In addition, the NCG Committee is responsible for administering M&T’s equity compensation plans and awarding grants thereunder.  It administers various equity and incentive plans, including the M&T Bank Corporation Annual Executive Incentive Plan, the M&T Bank Corporation 2005 Incentive Compensation Plan, the Directors’ Stock Plan, the M&T Bank Corporation 2009 Equity Incentive Compensation Plan (“2009 Equity Incentive Compensation Plan”), the M&T Bank Corporation 2019 Equity Incentive Compensation Plan (the “2019 Equity Incentive Compensation Plan”) and the M&T Bank Corporation Employee Stock Purchase Plan.

The NCG Committee recommends the remuneration and benefits of directors to the Board and in accordance with the NCG Committee’s charter, reviews and approves the renumeration and benefits of the Section 16 reporting officers of M&T and its subsidiaries.  It is also responsible for reviewing with management the Compensation Discussion and Analysis (“CD&A”) and providing a report recommending to the Board whether such CD&A should be included in the proxy statement.  Messrs. Geisel (Chairman), Brady and Scannell served as members of the NCG Committee during 2019, and each currently serves as a member.  Mr. Scannell was appointed to the NCG Committee and Mr. Geisel was appointed Chairman in May 2019 after the previous Chairman, Mr. Baird, voluntarily resigned from the NCG Committee.  The NCG Committee held seven meetings in 2019.

The NCG Committee considers nominees for director who are recommended by various persons or entities, including, but not limited to, non-management directors, the Chief Executive Officer and other executive officers of M&T, and shareholders.  In evaluating all nominees for director, including those

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recommended by shareholders, the NCG Committee considers whether each nominee has all the requisite experience, attributes and qualifications for board membership and not just certain specific qualities or skills.  In addition, the NCG Committee takes into account any contractual rights that persons or entities have with respect to nominees for director.  In September 2019, the NCG Committee approved the engagement of Ridgeway Partners to assist with identification and evaluation of potential future director nominees.

In considering nominees for director, including those recommended by shareholders, the NCG Committee reviews the qualifications and independence of the potential nominee in light of the composition of the current Board and its various committees.  This assessment includes, among other considerations, the potential nominee’s qualification as independent, diversity, age, skills, experience, tenure, contribution and appropriate geographic balance in the context of the needs of the Board and its committees.

The NCG Committee will consider candidates nominated by shareholders that are properly submitted in writing to M&T’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203 and received no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders.  For the 2021 Annual Meeting of Shareholders, M&T’s Corporate Secretary must receive those nominations no earlier than October 10, 2020 and no later than November 9, 2020.

The NCG Committee is comprised solely of directors who are not officers or employees of M&T.  The Board determined that no member of the NCG Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE.

The NCG Committee is governed by a written charter approved by the Board.  The NCG Committee Charter is available on M&T’s website at https://ir.mtb.com/corporate-governance.

Risk Committee

The Risk Committee assists the Board in its oversight of M&T’s risk management function, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the major risks facing M&T.  In discharging its duties of risk oversight, the Risk Committee provides input to management on risk appetite, risk profile and regulatory requirements and approves the effectiveness of M&T’s risk management framework.  Messrs. Hawke (Chairman), Cunningham, Geisel and Ledgett served as members of the Risk Committee during 2019, and each currently serves as a member.  The Risk Committee held 11 meetings in 2019, including one joint meeting with the Audit Committee.

Regulation YY promulgated by the Federal Reserve Board (“FRB”) in February 2014, requires that publicly traded bank holding companies with total consolidated assets of $50 billion or more must maintain a risk committee chaired by an independent director and include at least one member meeting the FRB standards of experience in identifying, assessing and managing risk exposures of large, complex financial firms commensurate with the company’s structure, risk profile complexity, activities and size (a “risk management expert”).  The Board, based upon the recommendation of the NCG Committee, after reviewing all relevant facts and circumstances, determined that Messrs. Cunningham and Geisel each is a “risk management expert.”

The Risk Committee is governed by a written charter approved by the Board.  The Risk Committee Charter is available on M&T’s website at https://ir.mtb.com/corporate-governance.

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NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Baird, Brady, Geisel and Scannell served as members of the NCG Committee during 2019, and Messrs. Geisel (Chairman), Brady and Scannell currently serve as members.  No individual who served as a member of the NCG Committee during 2019 was at any time an officer or employee of M&T or any of its subsidiaries.  Since November of 2019, an executive officer of M&T has served as a director of Moog Inc. where Mr. Scannell, a member of the NCG Committee, is an executive officer.

The Board determined that all members of the NCG Committee are independent and have no financial or personal relationships with M&T requiring disclosure pursuant to the SEC rules (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking or other operating subsidiaries as described in this proxy statement).

STOCK OWNERSHIP INFORMATION

The tables below set forth direct and indirect ownership of common stock by each of our directors, each of the named executive officers, all directors and executive officers as a group, and by each person who is known to be the beneficial owner of more than 5% of M&T’s common stock as of February 25, 2020 together with the percentage of total shares outstanding represented by such ownership based upon 129,950,645 shares outstanding as of February 25, 2020.

For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) where, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.

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Directors and Named Executive Officers Stock Ownership

Name of Beneficial Owner	Number of Shares		Percentage of Class
Brent D. Baird	34,364		*
C. Angela Bontempo	13,936	(1)	*
Robert T. Brady	17,761	(2)	*
T. Jefferson Cunningham III	24,579	(3)	*
Gary N. Geisel	21,210		*
Richard S. Gold	54,082	(4)(5)	*
Richard A. Grossi	2,905	(6)	*
John D. Hawke, Jr.	6,258		*
René F. Jones	81,212	(5)(7)	*
Richard H. Ledgett, Jr.	645		*
Newton P.S. Merrill	2,336		*
Kevin J. Pearson	55,778	(5)(8)	*
Melinda R. Rich	15,438		*
Robert E. Sadler, Jr.	100,139	(9)	*
Denis J. Salamone	103,972	(5)(10)	*
John R. Scannell	985		*
David S. Scharfstein	1,361		*
Herbert L. Washington	12,937	(11)	*
Darren J. King	53,893	(5)(8)(12)	*
Doris P. Meister	9,864	(5)	*
Current directors and executive officers as a group (30 persons)	757,672	(5)(8)	*

* Less than 1%

(1)	Includes 400 shares held by trusts for which Ms. Bontempo is a trustee and in which she has a pecuniary interest and investment power.
(2)

Includes 8,000 shares held by a charitable remainder annuity trust of which Mr. Brady and his spouse are co-trustees and of which Mr. Brady’s spouse is the current annuity beneficiary for the lesser of her life or 21 years.

(3)

Includes 12,755 shares held through client accounts at Magnolia Capital Management, Ltd., a registered investment advisory firm of which Mr. Cunningham is the Chairman, President and Chief Executive Officer and over which shares he has dispositive and voting powers.  Mr. Cunningham has no pecuniary interest in such shares.

(4)	Includes 2.259 shares held jointly with a close relative of Mr. Gold. Also includes 17 shares held indirectly as custodian for his son.
(5)

Includes the following shares subject to options granted under (a) M&T’s incentive compensation plans, and (b) plans of companies acquired by M&T, the obligations of which have been assumed by M&T and converted into options to receive shares of M&T common stock, all of which are currently exercisable or are exercisable within 60 days after February 25, 2020:  Mr. Gold – 11,140 shares; Mr. Jones – 18,585 shares; Mr. King – 6,605 shares; Ms. Meister – 7,075 shares; Mr. Pearson – 11,140 shares; Mr. Salamone – 16,394 shares; and all directors and executive officers as a group – 98,724 shares.  Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 25, 2020.

(6)	Jointly owned by a close relative of Mr. Grossi.
(7)	Includes 2.023 shares held indirectly as custodian for Mr. Jones’ children.
(8)

Includes the following shares through participation in the M&T Bank Corporation Retirement Savings Plan:  Mr. King – 687 shares; Mr. Pearson – 2,851 shares; and all directors and executive officers as a group – 18,357 shares.  Such individuals retain voting and investment power over their respective shares in the Retirement Savings Plan.

(9)

Includes 22,386 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler.  Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes 32,993 shares owned by a close relative of Mr. Sadler and 23,550 shares held in a grantor retained annuity trust of which Mr. Sadler is the trustee and his descendants are beneficiaries.  Mr. Sadler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(10)

Includes 5,000 shares owned by the Salamone Family Foundation, a non-profit corporation formed by Mr. Salamone.  Mr. Salamone is a trustee of the Salamone Family Foundation and holds voting and dispositive power over the shares owned by it.

(11)	Includes 500 shares owned by a close relative of Mr. Washington.
(12)	Includes 2,067 shares held indirectly as custodian for Mr. King’s children.

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The following table sets forth certain information with respect to all persons or groups known by M&T to be the beneficial owners of more than 5% of its outstanding common stock as of February 25, 2020.

Beneficial Owners Holding More Than 5% of M&T Bank Corporation’s Common Stock

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership		Percentage of Class
The Vanguard Group, Inc.	100 Vanguard Blvd. Malvern, PA 19355	14,145,460	(1)	10.89%
BlackRock, Inc.	55 East 52nd Street New York, NY 10055	9,791,173	(2)	7.53%

(1)

The Vanguard Group, Inc. (“Vanguard”) filed an amended Schedule 13G with the SEC on February 12, 2020 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock.  Vanguard reported that it has sole voting power with respect to 193,307 of the indicated shares, shared voting power with respect to 35,755 of the indicated shares, sole dispositive power with respect to 13,926,406 of the indicated shares, and shared dispositive power with respect to 219,054 of the indicated shares.

(2)

BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC on February 5, 2020 reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock. BlackRock reported that it has sole voting power with respect to 8,544,637 of the indicated shares and sole dispositive power with respect to all 9,791,173 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.

M&T is the sponsor of a number of employee benefit plans that hold an aggregate of 2,958,467 shares of M&T common stock as of February 25, 2020.  Its principal banking subsidiary, M&T Bank, has sole voting authority over 875,423 of these shares.  The remaining 2,083,044 shares of M&T common stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan.  Certain of the directors and executive officers of M&T hold indirect beneficial interests in the holdings of these employee benefit plans.  See also footnotes (5) and (8) to the table set forth above titled “Directors and Named Executive Officers Stock Ownership.”

M&T Bank Corporation Insider Trading Policy

All of M&T’s directors, officers and employees are subject to M&T’s Insider Trading Policy.  The Insider Trading Policy prohibits the purchase or sale of M&T securities by persons who possess material, nonpublic information, as well as the unauthorized disclosure of such information to others, and also sets forth M&T’s trading window limitations.  In addition, as described below, the Insider Trading Policy sets forth M&T’s anti-hedging and anti-pledging policies.

Anti-Hedging Policy.  All directors, officers and employees are prohibited from engaging in any transactions that are designed to hedge or offset a decrease in the market value of M&T securities or from engaging in any form of short-term trading in M&T securities.  Such prohibited short-term trading transactions include those involving exchange-traded options and the use of puts and calls, caps and collars and short sales, and prohibited hedging transactions include those involving prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivatives that are designed to hedge.

Anti-Pledging Policy.  All directors are prohibited from holding M&T securities in a margin account, borrowing against any account in which M&T securities are held or pledging M&T securities as collateral for a loan or other indebtedness.  Executive officers are also prohibited from pledging M&T securities, except in the following limited circumstances: (1) the executive officer may only pledge shares he or she holds in excess of M&T’s Stock Ownership Guidelines, (2) the executive officer must have the financial ability to repay the loan or margin call without resorting to the pledged securities, (3) prior to

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any pledging transaction, the executive officer must consult with M&T’s General Counsel to confirm compliance with the policy, and (4) any decision by an executive officer to engage in pledging must be reported to the NCG Committee and the Chief Executive Officer.  No M&T directors or executive officers pledged M&T securities in 2019.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Directors and executive officers of M&T and their immediate family members and affiliated entities are, and have been, customers of, and have had transactions with the banking and other operating subsidiaries of M&T, and additional transactions may be expected to take place in the future between such persons and M&T’s subsidiaries.  Any financial services provided to directors, executive officers and their immediate family members and affiliated entities are offered in the ordinary course of business, upon substantially the same terms and conditions, including price, as we provide to similarly situated customers.  M&T’s subsidiary banks also extend credit to some of the directors and their immediate family members and affiliated entities.  All such extensions of credit outstanding at any time since January 1, 2019, comply with our policies and procedures and Federal Reserve Board Regulation O.  All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to M&T or its subsidiary banks, and did not involve more than the normal risk of collectability or present other unfavorable features.  As described in “Board Independence” under the section titled “Corporate Governance of M&T Bank Corporation,” the Board of Directors reviews such related party or affiliate transactions in its review and assessment of director independence.

M&T’s Code of Business Conduct and Ethics, which is applicable to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants, requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T.  The Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism.  We use a combination of our policies and established review procedures, including adherence to NYSE standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate. We do not maintain these policies and procedures under a single written policy.

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PROPOSAL 2

ADVISORY, NON-BINDING PROPOSAL TO APPROVE THE 2019 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2019 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders, while reducing incentives for unnecessary and excessive risk taking.  Our executive compensation programs are described in detail in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation.”

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) and related SEC rules require that all U.S. public companies provide their shareholders with an advisory vote on the compensation of their named executive officers.  At each Annual Meeting of Shareholders since M&T’s 2011 Annual Meeting of Shareholders, the Board has provided shareholders with the ability to vote, on an advisory basis, on the compensation of M&T’s named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to vote on the overall compensation program of M&T and specifically as it applies to the named executive officers through the following resolution:

“RESOLVED, that the 2019 compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

The shareholder vote on this matter is advisory, meaning that it will serve as a recommendation to the Board of Directors, but will not be binding.  The NCG Committee will consider the outcome of this vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2019 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) provides information regarding the 2019 compensation of M&T’s Chief Executive Officer (“CEO”), M&T’s Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and CFO (collectively, the “NEOs”).  For 2019, our NEOs were the following individuals:

Name	Title
René F. Jones	Chairman Chief Executive Officer
Darren J. King	Executive Vice President Chief Financial Officer
Richard S. Gold	President Chief Operating Officer
Kevin J. Pearson	Vice Chairman*
Doris P. Meister	Executive Vice President Wealth Management

*  Mr. Pearson was appointed a Vice Chairman of M&T in February 2020.  Prior to his appointment, he served as an Executive Vice President of M&T since 2002 and has served as a Vice Chairman of M&T Bank since 2017.

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Overview of M&T Bank Corporation

M&T's vision is focused on long-term sustained performance.  We strive to consistently maintain a conservative risk profile and a strong financial position to ensure high levels of service to our customers and communities throughout economic cycles.

Our objectives include:
Dedication to the creation and preservation of shareholder value
Conservative credit standards
Disciplined but opportunistic acquisition strategy
Focus on operating efficiency

M&T is a financial holding company that, through its subsidiary banks, offers a wide range of retail and commercial banking, trust, wealth advisory and investment services to its customers.  Founded in 1856, M&T strives to be the best company our employees work for, the best bank our customers ever do business with, and the best investment our shareholders make.  M&T concluded 2019 as one of the 20 largest U.S. based commercial bank holding companies with over 730 domestic branches and 1,800 ATMs across our footprint.

2019 Financial Performance Highlights

M&T’s results for 2019 reflected a year of strong performance as measured by several key metrics including earnings per common share (“EPS”), return on assets, and return on equity.  Specific 2019 performance highlights are noted below: (1)

•	Diluted EPS share rose to $13.75, representing a growth of 7.9% from $12.74 one year ago;
•

Net interest income grew by 1.4% in a declining interest rate environment and non-interest income experienced double digit growth of 11.1%, aided by a mortgage servicing transaction announced in the first quarter of 2019;

•

Expenses related to the mortgage servicing transaction along with continued investment in talent and technology, an addition to litigation reserves relating to a subsidiary’s role as trustee for customers’ Employee Stock Ownership Plans, and the write-down of M&T’s investment in an asset manager contributed to 5.5% expense growth;

•	Net charge-offs, loans written off as uncollectable less recoveries on loans previously written-off, expressed as a percentage of average loans, continued to be remarkably low at .16%;
•	Overall, net income of $1.9 billion for the year was slightly higher than that for 2018 with return on assets (1.61%) and return on equity (12.87%) being stable from the prior year; and
•

During 2019, M&T repurchased 8.3 million shares of its common stock valued at $1.35 billion and paid $552 million of common dividends to our shareholders.  This resulted in a 102% payout ratio for the year.

(1)

For more information, see Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in M&T’s Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020.

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M&T’s Executive Compensation Philosophy and Objectives

The objectives of M&T’s executive compensation programs are to attract and retain executives capable of maximizing performance for the benefit of M&T and its shareholders.  We endeavor, over time and based on performance, to establish total direct compensation (“TDC”) in a competitive range around the median of the market for our compensation peer group.  Our longstanding compensation philosophy is to emphasize long-term equity-based compensation for our NEOs.  This philosophy allows us to align our compensation with performance in the following important ways:

•	by linking the size of individual equity awards to the NEO’s roles/responsibilities and anticipated contributions as well as to the performance of M&T;
•	by tying a significant portion of the NEOs’ ultimate realized compensation to the future value of M&T common stock, in alignment with our shareholders;
•	by balancing growth with prudent risk taking, through the use of performance-based stock unit awards that vest in alignment with levels of performance; and
•

through a culture of stock ownership and retention, including in accordance with M&T’s Stock Ownership Guidelines for executives, resulting in each NEO having a substantial financial stake tied to the long-term performance of M&T.

Further, to execute on this philosophy, the NCG Committee engages in the following activities:

•	performs an annual assessment, for each NEO, of the “market price of the seat” and balances external data with an executive’s experience, their role/responsibilities, and anticipated contributions;
•	assesses short-term performance and awards variable compensation based on a balanced discretionary assessment of holistic bank and individual performance;
•	emphasizes equity compensation which ties a significant portion of the NEO’s ultimate realized compensation to the future value of M&T common stock, in alignment with our shareholders;
•	uses performance-based stock unit awards that vest in alignment with levels of performance over time; and
•	encourages a culture of stock ownership and retention, further ensuring our NEOs’ alignment with shareholders.

The following illustrates some important features of our executive compensation program:

What We Do:	What We Don’t Do:
✓ Pay for performance	X Hedging or pledging (except in limited circumstances) of M&T securities
✓ Discourage excessive risk taking	X Repricing of stock options
✓ Maintain Stock Ownership Guidelines	X “Timing” of equity grants (i.e., we only grant long-term incentives on pre-determined dates)
✓ Retain an independent compensation consultant	X Tax gross-ups (other than in connection with relocation)
✓ Maintain a compensation forfeiture policy and subject incentives to risk adjustments	X Pay dividends on unvested stock (starting with 2020 grants) or unearned performance units
✓ Review share utilization	X Grant excessive severance, pension or other benefits
✓ Annual risk assessment of compensation plans	X Enter into employment contracts with our executives

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Components of Executive Compensation

The components of executive compensation, described below, align with M&T’s philosophy to emphasize long-term equity-based compensation, while providing executive compensation that will attract and retain executive officers capable of achieving M&T’s performance objectives.

Compensation Element	Objective	Determination of Award Levels and Key Features
Base Salary	• Provides fixed pay reflective of an executive’s role, responsibilities and individual performance	• Scope of the executive’s responsibilities • Experience • Internal and external comparison • Past and expected future performance
Short-Term: Cash Incentive (“STI”)

•    Provides discretionary annual incentive opportunity generally reflective of overall bank and individual performance; reflects balance between financial and risk performance (quantitative) and progress towards key strategic initiatives and other individual performance factors (qualitative)

•    Pool funded based on a percent of net operating income (“NOI”)

•    Rewards NEOs based on:

➣    Corporate performance as reflected by financial results (including key metrics such as NOI, EPS, Return on Tangible Common Equity (“ROTCE”) and returns to shareholders)

➣    Achievement of annual performance objectives (financial and non-financial)

➣    Risk management and adherence to risk appetite

➣    Other key strategic initiatives for the year

Long-Term: Equity-Based Incentive (“LTI”)

•    Provides discretionary equity-based incentive opportunity generally reflective of overall bank and individual performance

•    Aligns rewards with sustained long-term shareholder value

•    Provides a strong retention tool

•    Unearned/unvested awards subject to forfeiture

•    Equity-based incentives awarded to NEOs in the form of performance-based stock unit awards and stock options

•    Performance-Based Stock Unit Awards Key Features:

➣    Performance Hurdled Stock Units (“PHSUs”)

oVesting: Ratably at target over 3 years

oPerformance Metric: Absolute ROTCE

➣ Performance Vested Stock Units (“PVSUs”)

oVesting: Cliff vest after 3-year performance period with final payout ranging from 0%-150% of target based on performance

oPerformance Metric: Absolute ROTCE and Relative ROTCE to peer group

•    Stock Options Key Features:

➣    Vesting: 3-year annual pro-rata

➣    Option Term: 10 years

•    Rewards NEOs based on:

➣    Roles/responsibilities and expected future contribution

➣    Corporate performance relative to peers

➣    Absolute corporate performance for the immediately preceding year relative to the business plan

➣    Absolute and relative corporate performance over the three-year period from date of grant

➣    Long-term, sustained corporate performance

➣    Peer compensation market data

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2019 Performance Year Pay Mix

Our executive compensation program provides for a market-competitive mix of base salary, short-term cash incentives and long-term equity-based incentives that vest over time in alignment with our compensation philosophy and the objectives cited above.  On a TDC basis when compared to individuals with similar roles within our compensation peer group of firms, Messrs. Jones, King, Gold and Pearson are positioned below the 50th percentile and Ms. Meister is positioned above the 50th percentile.

The charts below represent the 2019 performance year total compensation pay mix of our CEO and the average of all of our other NEOs.  For purposes of this and other “performance year” disclosures in the CD&A, “performance year” is annual base salary as of the end of the plan year, cash incentive paid in the following year for the prior year’s performance, as well as the LTI award (target value) granted in the following year for the prior year’s performance.  This view differs from the disclosure in the Summary Compensation Table set forth in the “Executive Compensation” section beginning on page 60 below (the “SCT”) in that the LTI award disclosed in the SCT is the LTI award granted during the plan year for the prior year (i.e., the LTI award granted in 2019 for 2018 performance).  We prefer the performance year view as this is how we (and our peer companies) tend to view annual compensation.

The charts below show the 2019 performance year pay mix targets for our CEO and the average for our other NEOs, of which 84% of pay is “at risk” for Mr. Jones and, on average, 77% of pay is “at risk” for our other NEOs.

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Roles and Responsibilities

M&T’s executive compensation programs are administered through the joint efforts of various constituents to ensure sound holistic governance over compensation determinations.

Role of the NCG Committee

The NCG Committee is responsible for determining the compensation of the executive officers (including the NEOs) and reporting such determinations to the full Board.  As discussed below, in determining the amount and mix of compensation to be paid to each NEO, the NCG Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers similar in size and business mix (the “compensation peer group”).  As part of this review, the NCG Committee also considers the financial performance of M&T relative to a slightly different set of commercial banking peers (the “financial peer group” (defined in more detail below)), as well as certain other factors, including M&T’s stock price performance and relative shareholder returns, compensation mix strategy, risk management, and individual/corporate performance.

The NCG Committee’s responsibilities include:

•	annually reviewing and approving the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of those goals and objectives;
•	annually reviewing and approving the base salaries, annual incentive opportunities and overall TDC of the NEOs; and
•	annually reviewing and approving equity award opportunities of the NEOs.

The NCG Committee receives reports from the CFO and Chief Risk Officer (“CRO”) regarding M&T’s financial performance and risk management performance, respectively, prior to finalizing TDC for the NEOs.  Additionally, the NCG Committee’s independent compensation consultant participates in meetings throughout the year, as requested.

Role of the Office of the Chairman

The Office of the Chairman consists of Messrs. Jones, Gold and Pearson.  The Office of the Chairman provided the performance assessments for the executive officers (including with respect to Mr. King and Ms. Meister) and made compensation recommendations to the NCG Committee in this regard.  Ultimate decision-making authority for the compensation determinations for all NEOs, including members of the Office of the Chairman, however, lies solely with the NCG Committee.

Role of Independent Compensation Consultant

In 2019, the NCG Committee continued to retain McLagan, which is part of the Rewards Solutions practice at Aon plc, to provide executive compensation consulting services.  McLagan’s role is to provide analysis and advice to the NCG Committee relative to the amount and form of executive compensation, attend NCG Committee meetings, as requested, and advise the NCG Committee on executive compensation levels, market trends, regulatory issues and other developments that may impact M&T’s executive compensation programs.  In 2019, McLagan performed the following services for the NCG Committee:

•	reviewed the peer group used for compensation benchmarking for the NEOs;
•	conducted detailed market analyses on executive and director compensation relative to our peer group, including all elements of TDC, and advised on general industry pay practices;

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•	advised the NCG Committee on contemporary pay practices to create executive compensation opportunities that align more closely with M&T’s strategic objectives and long-term performance;
•	advised the NCG Committee on market competitive base salaries, annual cash incentives and long-term incentives for NEOs;
•	provided information regarding competitive practices around long-term incentive plan design and outlined various alternatives for the NCG Committee’s consideration; and
•	advised the NCG Committee on regulatory issues.

The fees for these services totaled $245,498.  McLagan also provided $41,735 in additional compensation consulting services to management during 2019.  Management engaged McLagan for these services after consultation with the NCG Committee.  The NCG Committee determined that, based on an assessment of NYSE factors, McLagan was independent and that engagement of McLagan did not present any conflicts of interest.  McLagan also determined that it was independent from our management and confirmed this in a written statement delivered to the NCG Committee.

Peer Group

On an annual basis, the NCG Committee, with the assistance of McLagan, benchmarks compensation levels for each of the NEOs to the compensation peer group - a group of commercial banking institutions of similar business makeup, size and geographic reach.  For the 2019 year-end compensation review, M&T selected the ten commercial banking companies listed below using the group of U.S. based commercial bank holding companies generally having assets between $50 billion and $250 billion as of June 30, 2019, and excluding those that had a significantly dissimilar business mix, or had a substantial international presence:

Size Statistics (as of June 30, 2019)

Peer	Assets (in Millions)	Market Cap (in Millions)
PNC Financial Services Group, Inc. (PNC)	382,315	53,428
BB&T Corporation (BBT)	225,697	33,067
SunTrust Banks, Inc. (STI)	215,543	22,541
Citizens Financial Group, Inc. (CFG)	160,518	13,854
Fifth Third Bancorp (FITB)	146,069	15,215
KeyCorp (KEY)	139,613	15,068
Regions Financial Corporation (RF)	125,688	13,712
M&T (MTB)	120,097	19,828
Huntington Bancshares Incorporated (HBAN)	108,781	12,477
Comerica Incorporated (CMA)	70,818	10,996
Zions Bancorporation (ZION)	68,746	7,641

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The 2019 compensation peer group continues to include PNC Financial Services Group, Inc., despite it being outside the asset size criterion, due to its similar business makeup and presence in many of the markets where M&T Bank conducts commercial banking activities.  In addition, 2019 proxy and benchmarking data for BB&T Corporation and SunTrust Banks, Inc. were included in the analysis as the merger between these two companies did not take place until December 2019.

Process for Determining 2019 NEO Compensation

Factors Considered

In determining NEO compensation, the NCG Committee uses a balanced discretionary approach to evaluate performance against the following quantitative and qualitative factors:

Quantitative Factors	Qualitative Factors
•NOI	•Asset quality relative to the banking industry
•EPS	•Responsiveness to economic environment
•Return on Assets	•Achievement of business plans
•Returns to Shareholders	•Achievement of performance objectives related to diversity and inclusion, employee engagement and talent management
•Various capital ratios	•Leadership and establishment of strategic direction
•Competitive market compensation data	•Effective risk management and adherence to the risk appetite

One of the key components of our executive compensation program is tying pay to company performance.  At the beginning of each year, bank-wide and business unit specific performance goals are established, as well as other goals related to our strategic imperatives.  At the end of the year, the NCG Committee compares these expectations to actual results for M&T and each NEO.  We evaluate corporate performance by using a diverse set of performance metrics to ensure that no single measure can inappropriately impact compensation.  Our performance is evaluated against internal expectations and our operating plan for the year, and is balanced with a relative performance evaluation by comparing our results to those of the financial peer group (defined in more detail below).  Our annual incentive plan is discretionary in nature, allowing for the exercise of sound business judgment by the NCG Committee when assessing performance and corresponding pay decisions.

The NCG Committee reviews an estimated market pay range for each NEO role.  Ranges are developed based on public information and third-party market surveys of compensation for the same or comparable roles at peer firms.  This practice ensures that our NEO pay appropriately reflects market pay, based on varying levels of performance.  On a TDC basis when compared to individuals with similar roles at our compensation peer group of firms, Messrs. Jones, King, Gold and Pearson are positioned below the 50th percentile and Ms. Meister is positioned above the 50th percentile.  The NCG Committee considers the various quantitative and qualitative factors set forth above in the context of market data, internal equity, the value of the executive’s performance over the long-term, and their future potential with M&T.

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Below is a summary of the annual pay for performance review cycle for the 2019 performance year:

Annual Pay for Performance Cycle
Step	Timing	Activities
1	1st Quarter of 2019

Set Annual Objectives

1.     Quantitative – 2019 Operating Plan

•     Bank-wide goals

•     Business-unit specific goals

2.     Qualitative – 2019 Strategic Imperatives

•     Differentiate our customer experience

•     Grow new customers / develop new markets

•     Drive operational effectiveness

•     Optimize our risk management infrastructure

•     Be a talent and people driven organization

3.     Cascade objectives to each Section 16 Officer

2	4th Quarter of 2019

Preliminary Review and Discussion of NEO and Other Section 16 Officer Competitive Market Data (as advised by McLagan)

1.     Review of 2019 Financial Performance including relative performance on key financial metrics

2.     Review 2019 Risk Management Assessment

3	4th Quarter of 2019

Assess Performance Against the Quantitative and Qualitative Objectives Described Above for NEOs and Other Section 16 Officers

1.     Evaluate performance

•     NCG Committee rates CEO’s performance

•     NCG Committee and the CEO evaluate and rate the performance of the other Section 16 Officers

2.     Quantitative and qualitative performance is assessed holistically; i.e., without weightings assigned to each goal

4	1st Quarter of 2020

Link Pay to Performance

1.     Finalize performance evaluations for NEOs and other Section 16 Officers

2.     Determine final total compensation, mix of pay and specific pay actions

•     2020 Base Salary

•     2019 Bonus (Paid in 2020 for 2019 Performance)

•     2020 LTI (Granted in 2020)

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Base Salary

The NCG Committee made 2019 base salary determinations for the NEOs in January 2019.  At that time, given M&T’s performance in 2018 compared to the peer group and its business plan, and the individual performance of each of the NEOs and their respective positioning against competitive market data for their roles, the NCG Committee determined that the base salaries for the NEOs should remain flat, except for Mr. Jones whose compensation was increased by $50,000 to continue narrowing the gap to market.

Named Executive Officer	2019 Base Salary (1) ($)	2018 Base Salary ($)	Percentage Change
René F. Jones	950,000	900,000	6%
Darren J. King	670,000	670,000	0%
Richard S. Gold	745,000	745,000	0%
Kevin J. Pearson	745,000	745,000	0%
Doris P. Meister	800,000	800,000	0%
(1)

In February 2020, the NCG Committee established new base salaries for certain of the NEOs in an effort to continue to close their respective gaps to market as follows: (a) Mr. Jones: $1,000,000; (b) Mr. King: $685,000 and (c) Messrs. Gold and Pearson: $765,000.

Variable Compensation

Due to the discretionary structure of M&T’s incentive programs, NEOs do not have, and historically have not had, target levels of awards or formulaic payout levels for determining performance year incentives.  Instead, as described above, the NCG Committee performs a balanced discretionary assessment of company and individual performance that considers quantitative and qualitative factors, market compensation levels by role, and internal equity.  Consequently, the NCG Committee considered the following factors in making the award determinations in January 2020 for 2019 performance:

•	the performance of M&T during 2019 relative to its operating plan and relative to the financial peer group;(1)
•	achievement of key strategic objectives;
•	the leadership and contribution of each of the NEOs to that performance;
•	effective risk management and adherence to M&T’s risk appetite statement; and
•	compensation peer group market data for the roles occupied by each of the NEOs.
(1)	The financial peer group used for benchmarking M&T’s performance is the compensation peer group with the addition of U.S. Bancorp.

Short-term (Cash) Incentive Compensation

Based upon our philosophy and the performance factors described above, the NCG Committee determined that it was appropriate to keep each of the NEOs flat on their short-term incentive for the 2019 performance year, with the exception of Mr. King who we are continuing to progress to a more competitive market compensation position:

Named Executive Officer	STI Paid in 2020 for 2019 Performance ($)	STI Paid in 2019 for 2018 Performance ($)	Percentage Change
René F. Jones	1,250,000	1,250,000	0%
Darren J. King	765,000	700,000	9%
Richard S. Gold	880,000	880,000	0%
Kevin J. Pearson	880,000	880,000	0%
Doris P. Meister	490,000	490,000	0%

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Long-term (Equity-based) Incentive Compensation

Consistent with our philosophy of linking compensation to M&T’s performance for the benefit of M&T’s shareholders, a substantial portion (60 to 72.5%) of 2019 performance year variable compensation was awarded to NEOs through discretionary grants of LTI compensation under the 2009 Equity Incentive Compensation Plan.  The equity awards granted to the NEOs in 2019 were in the form of Performance Hurdled Stock Units (60%), Performance Vested Stock Units (20%) and non-qualified stock options (20%).

The NCG Committee determined the dollar value of the 2019 LTI awards to be made to the NEOs at its meeting in January of 2019.  Following that meeting, the equity awards were granted on the last business day of January.

Performance Hurdled Stock Units (“PHSUs”) were granted in 2019, consistent with prior years.  PHSUs will vest ratably at target over three years based on absolute ROTCE performance.  If the performance requirement is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee.

M&T reintroduced stock options for executive officers, including the NEOs, in 2018 and gave a portion of the performance year 2019 LTI awards in the form of stock options.  Vesting of the stock option awards granted to the NEOs in 2019 is scheduled to occur on a graduated basis with 33% vesting on January 31, 2020, an additional 33% vesting on January 31, 2021 and the remaining 34% vesting on January 31, 2022. Stock options create close alignment with shareholder experience, and due to their ten-year term, support M&T’s business strategy and compensation philosophy by providing a link to long-term business objectives and sustained long-term value creation.

Performance Vested Stock Units (“PVSUs”) were granted for the first time in 2019.  M&T believes that great companies are always adapting and evolving, and the NCG Committee sought to strengthen the link between company performance and executive compensation.  To this end, in 2019, the NCG Committee continued to diversify the LTI portfolio by adding PVSUs for executive officers (including NEOs).  PVSUs will cliff vest after three years based on absolute and relative ROTCE performance over the three-year performance period, with final payout values ranging from 0% to 150% of target.  In addition, the new PVSUs will have accrued reinvested dividend equivalent units which will pay out at the time the underlying shares vest and are subject to the same performance payout percentage.

PVSU Performance Metrics	Absolute ROTCE	Payout	Relative ROTCE(1)	Payout(2)
Above Absolute Maximum – payout is 150% regardless of relative performance	>17%	150%	N/A	150%
Performance between these two Absolute ROTCE gatekeepers is assessed relative to the peer group	5% to < 17%	Payout by relative ROTCE Scale	>75th %’ile 50th %’ile 25th %’ile <25th %’ile	150% 100% 75% 50%
Below Absolute Threshold – payout is zero, regardless of relative performance	< 5%	0%	N/A	0%
(1)

For the 2019 grant, relative performance is measured against M&T’s financial performance peer group, which is the executive compensation peer group (except that SunTrust and BB&T have been replaced by Truist), and US Bancorp.  US Bancorp is included in the financial performance peer group given the similarity of its business profile to M&T and other bank holding companies within the compensation peer group, despite its larger asset size.

(2)	For performance between the 25th and 75th percentiles, payout will be determined based on straight-line interpolation.

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For the 2019 LTI grant, PVSUs represent 12% of the CEO’s 2018 performance year TDC, and a range of 9 to 11% for the other NEOs.  While M&T has historically utilized long-term performance share units, this is M&T’s first use of 3-year cliff vested performance share units with variable payouts based on performance.  As the entire award is fully at risk (i.e., below 5% ROTCE, the payout is zero), the NCG Committee felt there should be a higher payout floor to balance the risk and promote retention.  All of the LTI awards are fully at risk as stock options are worthless without stock appreciation and the PHSUs are subject to annual performance hurdles with no downside protection (i.e., they vest at target or not at all).  Going forward, M&T will continue to monitor, evaluate, and modify this program to ensure continued evolution in line with our business strategy and compensation philosophy.

Named Executive Officer	2019 Performance Year LTI Awards (2020 Grant) (1) ($)	2018 Performance Year LTI Awards (2019 Grant) ($)	Percentage Change 2019 vs. 2018
René F. Jones (2)	3,550,000	3,300,000	8%
Darren J. King (2)	1,320,000	1,150,000	15%
Richard S. Gold (3)	2,155,000	1,975,000	9%
Kevin J. Pearson (3)	2,155,000	1,975,000	9%
Doris P. Meister (3)	1,160,000	1,160,000	0%
(1)	In determining these amounts, the NCG Committee considered competitive market data as well as company and individual performance.
(2)	For 2020, the NCG Committee determined that Mr. Jones’ and Mr. King’s LTI be comprised of 25% PVSU/25% NQ Stock Options/50% PHSU.
(3)

NEOs other than the CEO and CFO were provided a choice for their LTI mix between vehicles.  LTI mix choices provided were: 25% PVSUs/25% NQ Stock Options/50% PHSUs or 30% PVSUs/20% NQ Stock Options/50% PHSUs. Mr. Gold and Ms. Meister chose 30% PVSUs/20% NQ Stock Options/50% PHSUs. Mr. Pearson chose 25% PVSUs/25% NQ Stock Options/50% PHSUs.

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Individual Performance Assessments

The NCG Committee assessed the performance of each NEO based on the factors described in the ”Process for Determining 2019 NEO Compensation” section above, and against our 2019 Strategic Imperatives, as described below.  In addition to the assessment of the various performance factors, as described above, the NCG Committee also considers market-competitive compensation in determining each NEO’s TDC.

René F. Jones

   Chairman and Chief Executive Officer

Mr. Jones completed his second full year as Chairman and CEO in 2019.  In light of strong company performance and his relatively low TDC positioning, the NCG Committee increased Mr. Jones’ TDC to a slightly more competitive position for the 2019 performance year. The NCG Committee remains focused on moving his TDC to a more competitive position over the next few years, while also considering company performance and Mr. Jones’ individual performance. For performance year 2019, the NCG Committee considered the following factors (among others discussed in this CD&A) in establishing Mr. Jones’ TDC:

•     Delivered Shareholder Value

o     Reported top quartile Return on Average Tangible Assets (“ROATA”) and ROTCE of peers

o     Managed growth and capital deployment consistent with M&T’s capital plan, leading to a 10% increase in the quarterly common stock dividend that was approved by the Board of Directors

•     Drove Business Results

o     Top ranked net interest margin amongst peers and strong core fee income growth for 2019

•     Continued Focus on Risk Management

o     Risk Committee consistently affirmed company is operating within its risk appetite

•     Differentiated Customer Experience / Drive Operational Effectiveness

o     Implemented initiatives to enhance and differentiate the customer experience to be more responsive to client needs

•     Talent & People Driven Organization

o     Continued investment in attracting, developing and promoting diverse talent

	Performance Year
	2018	2019
Salary	$900,000	$950,000
STI	$1,250,000	$1,250,000
NQ Stock Options	$660,000	$887,500
PHSUs	$1,980,000	$1,775,000
PVSUs (1)	$660,000	$887,500
LTI	$3,300,000	$3,550,000
Total Direct Compensation	$5,450,000	$5,750,000
(1) Represents target amount. Actual payout could range from 0%-150% of target depending on actual performance achieved.

Linking 2019 CEO Pay Elements to Performance

•	Over 80% variable pay for 2019
•	Over 70% of variable pay is deferred LTI subject to multi-year vesting and forfeiture
•	Over 70% of variable pay is equity-based to align stockholder and executive interests
•	PVSUs are earned only to the extent M&T performance is achieved against absolute and relative ROTCE over a 3-year period

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Darren J. King

   Executive Vice President and Chief Financial Officer

As CFO, Mr. King oversaw M&T’s continued growth (compared to peers) in net income and EPS.  Additionally, for performance year 2019, the NCG Committee considered the following factors (among others discussed in this CD&A) in establishing Mr. King’s TDC:

•     Delivered Shareholder Value

o     Reported top quartile ROATA and ROTCE of peers

o     Managed growth and capital deployment consistent with M&T’s capital plan, leading to a 10% increase in the quarterly common stock dividend that was approved by the Board of Directors

•     Drove Business Results

o     Top ranked net interest margin amongst peers and strong core fee income growth for 2019

•     Embedded Risk Appetite into decision-making process of the company

o     Implemented updated risk-based return on equity measure to help in pricing decisions

•     Differentiated Customer Experience / Drive Operational Effectiveness

o     Provided business partners with improved levels of insight and transparency to drive business results

•     Talent & People Driven Organization

o     Continued investment in attracting, developing and promoting diverse talent

	Performance Year
	2018	2019
Salary	$670,000	$670,000
STI	$700,000	$765,000
NQ Stock Options	$230,000	$330,000
PHSUs	$690,000	$660,000
PVSUs (1)	$230,000	$330,000
LTI	$1,150,000	$1,320,000
Total Direct Compensation	$2,520,000	$2,755,000
(1) Represents target amount. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Richard S. Gold

   President and Chief Operating Officer

As President and Chief Operating Officer, Mr. Gold oversees the Business Banking, Consumer Banking, Enterprise Transformation, Human Resources and Legal Divisions.  For performance year 2019, the NCG Committee considered the following factors (among others discussed in this CD&A) in establishing Mr. Gold’s TDC:

•     Delivered Shareholder Value

o     Reported top quartile ROATA and ROTCE of peers

o     Managed growth and capital deployment consistent with M&T’s capital plan, leading to a 10% increase in the quarterly common stock dividend that was approved by the Board of Directors

•     Drove Business Results

o     Top ranked net interest margin amongst peers and strong core fee income growth for 2019

•     Continued Focus on Risk Management

o     Risk Committee consistently affirmed bank is operating within its risk appetite

•     Differentiated Customer Experience / Drive Operational Effectiveness

o     Continued investments in and focus on technology solutions to improve customer and employee experience

o     Maintained an Outstanding Community Reinvestment Act rating

•     Talent & People Driven Organization

o     Continued investment in attracting, developing and promoting diverse talent

o     Aligned organization around our Strategic Imperatives and aligned business unit and individual performance objectives to the imperatives

	Performance Year
	2018	2019
Salary	$745,000	$745,000
STI	$880,000	$880,000
NQ Stock Options	$395,000	$431,000
PHSUs	$1,185,000	$1,077,500
PVSUs (1)	$395,000	$646,500
LTI	$1,975,000	$2,155,000
Total Direct Compensation	$3,600,000	$3,780,000
(1) Represents target amount. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Kevin J. Pearson

   Vice Chairman

As Vice Chairman, Mr. Pearson maintains overall responsibility for M&T’s Commercial, Credit, Technology and Banking Operations and Wealth and Institutional Services Divisions.  For performance year 2019 (during which Mr. Pearson served as an Executive Vice President of M&T), the NCG Committee considered the following factors (among others discussed in this CD&A) in establishing his TDC:

•     Delivered Shareholder Value

o     Reported top quartile ROATA and ROTCE of peers

o     Managed growth and capital deployment consistent with M&T’s capital plan, leading to a 10% increase in the quarterly common stock dividend that was approved by the Board of Directors

•     Drove Business Results

o     Top ranked net interest margin amongst peers and strong core fee income growth for 2019

•     Embedded Risk Appetite into decision-making process of the company

o     Consolidated reporting to give management / Board a comprehensive view of significant current and emerging risks

o     Enhanced the Wealth and Institutional Services Division’s First Line Risk Infrastructure

•     Differentiated Customer Experience / Drive Operational Effectiveness

o     Led many organizational transformation efforts, including adoption of more agile approaches to technology and product development, shifting the focus on solutions that directly impact our customers

•     Talent & People Driven Organization

o     Continued investment in attracting, developing and promoting diverse talent

	Performance Year
	2018	2019
Salary	$745,000	$745,000
STI	$880,000	$880,000
NQ Stock Options	$395,000	$538,750
PHSUs	$1,185,000	$1,077,500
PVSUs (1)	$395,000	$538,750
LTI	$1,975,000	$2,155,000
Total Direct Compensation	$3,600,000	$3,780,000
(1) Represents target amount. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Doris P. Meister

   Executive Vice President

As an Executive Vice President, Ms. Meister maintains overall responsibility for M&T’s Wealth Management Division.  For performance year 2019, the NCG Committee considered the following factors (among others discussed in this CD&A) in establishing Ms. Meister’s TDC:

•     Drove Business Results

o     Led Family Wealth business to increase sales by 20% YOY

•     Embedded risk appetite into decision-making process of the company

o     Implemented new First Line Risk Management team for area supported to optimize risk identification

•     Differentiated Customer Experience / Drive Operational Effectiveness

o     Joint opportunity with Commercial Bank continues to be source of growth

o     New investment planning initiative launched this year by Division which takes a targeted and customized approach

•     Talent & People Driven Organization

o     Continued investment in attracting, developing and promoting diverse talent

o     New internal program developed in 2019 to develop new, common sales language and team approach

	Performance Year
	2018	2019
Salary	$800,000	$800,000
STI	$490,000	$490,000
NQ Stock Options	$232,000	$232,000
PHSUs	$696,000	$580,000
PVSUs (1)	$232,000	$348,000
LTI	$1,160,000	$1,160,000
Total Direct Compensation	$2,450,000	$2,450,000
(1) Represents target amount. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Retirement and Other Benefits

M&T maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan.  Each NEO participates in the defined benefit plan, except for Messrs. Jones and King, who have elected to have their benefits accrued under the defined contribution plan.  Messrs. Jones and King made this election pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to either (i) remain in the defined benefit plan and earn future benefits under a new reduced benefit formula or (ii)  retain  the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan beginning January 1, 2006.  Ms. Meister was not eligible to participate in the defined benefit plan.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs in order to make up for benefits that cannot be provided in the qualified plans due to Internal Revenue Service limits; however, total compensation recognized for this purpose is capped at $350,000.  Beginning in 2020, M&T has amended the non-qualified retirement plans to allow the maximum creditable compensation, including incentive compensation, to be increased from $350,000 to two times the annual IRS Compensation Limit, indexed annually.  The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement.  Additional information regarding these retirement plans and arrangements is provided in the sections titled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not provide the NEOs with severance packages beyond what is provided to employees of M&T, generally.  Consequently, the NEOs have historically participated in the M&T Bank Corporation Severance Pay Plan (“Severance Pay Plan”), which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits.  Upon a “Qualifying Event” (defined in the Severance Pay Plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to employees, M&T does not maintain any individual severance or change-in-control arrangements.  M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change-in-control, except that M&T’s Equity Incentive Compensation Plan provides that, upon a change-in-control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested.  M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change-in-control.  Accelerating the vesting of equity-based compensation upon a change-in-control allows employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer.

Sound Compensation and Governance Practices

M&T’s executive compensation programs are managed in consideration of the Interagency Guidance on Sound Incentive Compensation Policies and other regulatory requirements.  In light of these requirements, M&T has adopted certain governance practices, which are more fully described below.

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Stock Ownership Guidelines for Executives

M&T’s philosophy has been to foster a culture for its NEOs to acquire and retain M&T common stock.  To bolster this philosophy, M&T implemented formal Stock Ownership Guidelines for our executive officers in order to further align their interests with those of our shareholders.  The Stock Ownership Guidelines mandate that executive officers own a significant amount of M&T common stock measured as a multiple of base salary as follows:

Role	Ownership Requirement (Multiple of Base Salary)
Chairman and Chief Executive Officer	5x
Other NEOs	3x
Other executive officers	2x

For the number of shares owned by the NEOs see the table titled “Directors and Named Executive Officers Stock Ownership.”

M&T requires its executive officers to achieve the targeted stock ownership levels within five years of being promoted or named to the applicable executive officer position, or the effective date of the Stock Ownership Guidelines, whichever is later.  Shares counted towards these guidelines include any shares held by the executive directly or through a broker, shares held through the M&T Bank Corporation Retirement Savings Plan, and shares held as restricted stock, restricted stock units or restricted stock awards, whether vested or unvested, including PHSUs.  PVSUs and unexercised stock options do not count. If an executive officer fails to meet the requirements of this policy, the individual must hold all shares acquired from stock option exercises and restricted stock grants, net of shares withheld for taxes or payment of exercise price, until they meet the holding requirement of the Stock Ownership Guidelines.  As of the date of this proxy statement, all executive officers are in compliance with the Stock Ownership Guidelines.

M&T directors are also required to own M&T common stock equal to two times their annual retainer amount.

Anti-Hedging and Anti-Pledging Policies

M&T’s Insider Trading Policy prohibits all employees from engaging in any hedging transactions or any form of short-term trading with respect to M&T securities.  The Insider Trading Policy also prohibits executive officers from pledging M&T securities, except in limited circumstances.  None of M&T’s executive officers pledged any M&T securities in 2019.  For more information regarding the anti-hedging and anti-pledging policies, see “M&T Bank Corporation Insider Trading Policy” further above in this proxy statement.

Forfeiture Policy

M&T has a Forfeiture Policy that sets forth the circumstances under which the NCG Committee may cause a downward adjustment in current year compensation as well as cause all or part of unvested equity awards to be cancelled.  Such circumstances include, but are not limited to, action or inaction on the part of an employee that results in a significant loss event (either to M&T as a whole or to a significant business line), a restatement of the financial statements due to material noncompliance with applicable financial reporting requirements, or a violation of M&T’s risk policies or procedures.

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In addition, our CEO and CFO are subject to the clawback provision of the Sarbanes Oxley Act of 2002, which generally requires that they reimburse us for any bonus or other incentive- or equity-based compensation and any profits on sales of M&T common stock that they receive within the 12-month period following the public issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

Working together, the components of the executive compensation programs continue to drive alignment of our NEOs’ interests with those of our shareholders, are consistent with the safety and soundness of M&T and provide an enhanced ability to account for the duration of risks and adjust compensation in the event of misconduct or adverse risk outcomes.

Perquisites

Generally, M&T provides limited perquisites to its NEOs.  The perquisites that are provided are designed to assist NEOs in being productive and are limited to those that management and the NCG Committee believe are consistent with M&T’s overall compensation philosophy.  Given the importance of developing business relationships for M&T’s success, the NEOs are generally reimbursed for certain initiation fees and dues they incur for club memberships deemed advisable for business purposes, tax preparation, parking, meals and executive physical examinations.

Incentive Compensation Governance

M&T works continuously to ensure effective controls are in place for its incentive compensation programs. As part of M&T’s enhanced enterprise risk framework, control functions, including Human Resources, Finance, Compliance, Legal, Internal Audit, and Risk Management, are actively involved in the oversight of M&T’s incentive compensation programs.  In addition, M&T’s CRO meets with the NCG Committee to discuss M&T’s risk scorecard, which details the CRO’s assessment of risk management at M&T.

Active and effective oversight of M&T’s incentive compensation practices is also provided by the NCG Committee.  The NCG Committee is responsible for maintaining M&T’s Forfeiture Policy and determining the appropriate pay mix and total compensation for M&T’s NEOs.  Additionally, the NCG Committee is responsible for establishing the appropriate performance measure for performance-based stock unit awards.  The NCG Committee shares one member with the Risk Committee which helps to ensure the prioritization of risk management matters in incentive compensation determinations.  Reviews of M&T’s compensation plans and practices by the NCG Committee and M&T management did not identify any plan that was reasonably likely to have a material adverse impact on the company or that would incentivize excessive risk-taking.

Tax Matters

Internal Revenue Code Section 162(m) generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year.  The executive officers to whom Section 162(m) applies for 2019 include M&T’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016.  While the NCG Committee considers tax consequences to M&T as a factor when it makes compensation determinations, the NCG Committee reserves discretion to award compensation to the NEOs that is not deductible under Section 162(m), as the NCG Committee deems appropriate.

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2019 Say-on-Pay Vote and Shareholder Outreach

Our 2019 shareholder vote on executive compensation passed with 94.78% support.  The NCG Committee considered this to be an indication that our shareholders believe that the NEOs’ compensation is aligned with the performance of M&T.

In addition, we regularly engage with shareholders (such as during earnings announcements, investor conferences, and direct shareholder outreach) to gain a deeper understanding of the perspectives and concerns of each shareholder related to our executive compensation programs. In these meetings, our shareholders have generally expressed a positive view with respect to our executive compensation program.

We regularly evaluate whether our executive compensation programs support our compensation philosophy and objectives and monitor program alignment with our priorities.  Further, we continue to look for ways to provide transparent disclosure around these programs. In connection with this review, combined with other factors discussed in this CD&A as well as the feedback we received from our shareholders, the NCG Committee made the following changes in 2019:

•	Strengthened the link between long-term company performance and executive compensation by implementing PVSUs as part of the LTI portfolio in 2019; and
•

Revised our approach with regard to paying dividends on PVSUs and PHSUs (as well as with regard to restricted stock unit awards, which are awarded to our broader employee population).  For PVSUs, starting in 2019 and for PHSUs (and restricted stock unit awards) starting in 2020, dividend equivalent units or accrued cash dividends, as applicable, will be paid only if and to the extent that the underlying awards vest and are paid.

NOMINATION, COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Nomination, Compensation and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management.  Based on such review and discussions, the Nomination, Compensation and Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted on February 19, 2020 by the Nomination, Compensation and Governance Committee of the Board of Directors:

Gary N. Geisel, Chairman

Robert T. Brady

John R. Scannell

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EXECUTIVE COMPENSATION

The following table contains information concerning the compensation of M&T’s NEOs in the fiscal years ended December 31, 2019, 2018 and 2017.

2019 Summary Compensation Table

Name and Principal Position	Yr.	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non- Equity In- centive Plan Comp. ($)	Change in Pension Value and Non- Qualified Deferred Comp. Earnings(2) ($)	All Other Comp.(3),(4) ($)	Total ($)
René F. Jones(5)	2019	950,000	1,250,000	2,640,209	660,008	-	58,702	145,784	5,704,703
Chairman &	2018	900,000	1,250,000	1,875,177	625,018	-	-	119,937	4,770,132
Chief Executive Officer	2017	745,000	1,100,000	1,044,025	-	-	34,241	115,981	3,039,247
Darren J. King	2019	670,000	765,000	920,108	230,015	-	24,776	92,482	2,702,381
Executive Vice President &	2018	670,000	700,000	675,170	225,036	-	-	86,533	2,356,739
Chief Financial Officer	2017	650,000	530,000	750,098	-	-	13,961	88,193	2,032,252
Richard S. Gold(5)	2019	745,000	880,000	1,580,078	395,024	-	259,228	104,642	3,963,972
President &	2018	745,000	880,000	1,125,030	375,011	-	-	89,353	3,214,394
Chief Operating Officer	2017	745,000	755,000	1,044,025	-	-	162,746	99,343	2,806,113
Kevin J. Pearson	2019	745,000	880,000	1,580,078	395,024	-	283,214	91,573	3,974,889
Executive Vice President &	2018	745,000	880,000	1,125,030	375,011	-	-	83,780	3,208,821
Vice Chairman - M&T Bank	2017	745,000	755,000	1,109,053	-	-	174,938	1,044,113	3,828,104
Doris P. Meister	2019	800,000	490,000	928,006	232,005	-	-	82,091	2,532,102
Executive Vice President	2018	800,000	490,000	750,147	250,007	-	-	68,764	2,358,918
	2017	800,000	450,000	871,050	-	-	-	48,196	2,169,246

(1)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs.  The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

The grant date fair value of stock awards reflected in this column is based on the closing price of M&T Common Stock on January 31, 2019, or $164.54. These amounts were calculated in accordance with applicable accounting guidance (i.e., at target for PVSUs awarded in 2019). At the maximum level of performance, the value of the PVSUs awarded in 2019 would be: $990,202 for Mr. Jones; $345,040 for Mr. King; $592,591 for Messrs. Gold and Pearson; and $348,002 for Ms. Meister.

For purposes of determining the fair value of stock option awards, we use a binomial option pricing model and the assumptions provided in the table below.  M&T determines the dividend yield by dividing the current annual dividend on M&T’s common stock by the option exercise price. A historical weekly measurement of volatility is determined based on the expected life of the option granted.  The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted.  Expected life is determined by reference to the M&T’s historical experience.

Dividend Yield	2.43%
Volatility	19.22
Risk-Free Interest Rate	2.61%
Expected Life (Years)	6.50
(2)

This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under the M&T Bank Corporation Pension Plan (“Qualified Pension Plan”) and M&T Bank Corporation Supplemental Pension Plan (“Supplemental Pension Plan”).  In accordance with SEC rules, to the extent the aggregate change in present value of all defined benefit plans for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the “Total” column has not been adjusted to reflect the negative amount.  The assumptions used to calculate the present value of accumulated benefits are the same as those used for Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation-Retirement Benefits (“FASB ASC Topic 715”) financial statement disclosure purposes, except that no pre-retirement decrements are assumed.  The present value of accrued benefits as of December 31, 2019 is calculated assuming the executive commences his or her accrued benefit earned through December 31, 2019 at normal retirement age.  For the December 31, 2017 calculations, the mortality assumption beginning at normal retirement age is based on RP-2014 (base year 2006) and generational projection using scale MP-2016. For the December 31, 2018 and December 31, 2019 calculations, the mortality assumption beginning at normal retirement age is based on RP-2014 (base year 2006) and generational projection using scale MP-2018.  See Note 12 to the Financial Statements of M&T Bank Corporation in its Annual Report on Form 10-K, which was filed with the SEC on February 20, 2020.

The discount rate assumption is 3.50% for the December 31, 2017 calculations, 4.25% for the December 31, 2018 calculations and 3.25% for the December 31, 2019 calculations.

Normal retirement age is age 65 for all participants.  It is assumed that the participants will elect the single life annuity form.

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(3)	This column includes information from the following table for each NEO in 2019:

Name	Retirement Savings Plan ($)	Supplemental Retirement Savings Plan ($)	Qualified Retirement Accumulation Account ($)	Supplemental Retirement Accumulation Account ($)	Term Life Insurance Premiums ($)	Dividends(a) ($)
René F. Jones	12,600	3,150	16,100	4,025	4,902	79,926
Darren J. King	12,600	3,150	11,900	2,975	1,242	33,165
Richard Gold	12,600	3,150	-	-	1,667	53,635
Kevin J. Pearson	12,600	3,150	-	-	4,902	54,531
Doris P. Meister	12,600	3,150	6,300	1,575	9,789	33,422

(a)	This column includes dividends and dividend equivalents on unvested restricted stock and restricted stock units awarded in 2019, 2018 and 2017.
(4)	Perquisites provided to the NEOs in 2019 included the following:

Name	Club Membership Dues & Expenses	Tax Preparation	Parking	Meals	Personal Use of Company Provided Aircraft
René F. Jones	X	X	X	X	X*
Darren J. King	X	X	X	X	X*
Richard Gold	X	X	X	X	X*
Kevin J. Pearson		X	X	X
Doris P. Meister	X			X

No perquisites provided in 2018 or 2019 exceeded the greater of $25,000 or 10% of the total perquisites provided to each NEO. For 2017, Mr. Pearson had relocation expenses and tax gross up expenses totaling $945,240 in connection with the sale of his residence in New York City, which resulted from his company-requested move to Baltimore, Maryland.

* The 2019 aircraft usage was for attendance at funerals of an immediate family member of a senior manager.

(5)	On December 20, 2017, Mr. Jones was appointed CEO and Mr. Gold was appointed President and Chief Operating Officer.

CEO Pay Ratio

In accordance with the final rule issued under section 953(b) of the Dodd-Frank Act, companies, including M&T, are now required to disclose the ratio of the total annual compensation of their CEO to that of their median employee.  The SEC rules require disclosure of (i) the median of the annual total compensation of all employees of M&T, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of the amount of annual total compensation of the CEO to the amount of the median annual total compensation of all employees of M&T.  Because the SEC rules do not mandate a particular approach to determining the median employee, M&T has employed the following approach:

As allowed under section 953(b), we have chosen a new median employee for purposes of this disclosure. A new median employee was identified this year as the organization conducted a review of all job positions and hierarchies, as well as implemented a new salary structure, fully in place in 2019. Our median employee was identified by calculating the total cash compensation and equity awards granted within the twelve months prior to December 31, 2019 to all domestic employees, excluding the CEO, employed as of December 31, 2019. The fixed compensation of employees hired during the year was annualized.

Additionally, non-U.S. employees account for 0.61% of M&T’s employees and therefore have been excluded under the de minimis exemption allowed by the rule. These non-U.S.employees being excluded are from Canada (10 employees), France (2 employees), the United Kingdom (62 employees), Germany (8 employees) and Ireland (26 employees).

Total non-U.S. employees:	108
Total U.S. employees:	17,591

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As calculated using the methodology required for the Summary Compensation Table, the annual total compensation of Mr. Jones was $5,704,703 and the annual total compensation of the median employee for the corresponding period was $66,768, which yields a ratio of 85 to 1.

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2019.

2019 Grants of Plan-Based Awards

Name	Grant Date	NCG Committee Approval Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(1) (#)			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Under- lying Options(3) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold	Target	Max.	Threshold	Target	Max.
René F. Jones	1/31/19	1/15/19	-	-	-	0	4,012	6,018	12,034	22,215	164.54	3,300,216
Darren J. King	1/31/19	1/15/19	-	-	-	0	1,398	2,097	4,194	7,742	164.54	1,150,123
Richard S. Gold	1/31/19	1/15/19	-	-	-	0	2,401	3,602	7,202	13,296	164.54	1,975,102
Kevin J. Pearson	1/31/19	1/15/19	-	-	-	0	2,401	3,602	7,202	13,296	164.54	1,975,102
Doris P. Meister	1/31/19	1/15/19	-	-	-	0	1,410	2,115	4,230	7,809	164.54	1,160,011

(1)

Vesting of the PVSU awards granted to the NEOs in 2019 is scheduled to occur on a 3-year cliff basis, with vesting anticipated on January 31, 2022. The vesting is contingent upon M&T achieving pre-established absolute and relative net operating ROTCE metric (“Performance Metric”). Depending on the level of Performance Metric achieved, the number of shares vesting will be a range between 0% to 150% of the initial award value and will include any accumulated reinvested dividend equivalent units. The awards issued allow for accelerated vesting at target in cases of death and disability, on a pro-rata basis for an involuntary termination without cause, or based on the greater of target or actual performance achieved in the case of a change-in-control.

(2)

Vesting of the PHSU awards granted to the NEOs in 2019 is scheduled to occur on a graduated basis with 33% vesting on January 31, 2020, an additional 33% vesting on January 31, 2021 and the remaining 34% vesting on January 31, 2022.  Each vesting is contingent upon M&T achieving a pre-established net operating ROTCE metric (“Performance Requirement”).  If the Performance Requirement is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee.  The award agreements issued under the 2009 Equity Incentive Compensation Plan allow for accelerated vesting in cases of death, disability, retirement or a change-in-control.

(3)

Vesting of the stock option awards granted to the NEOs in 2019 is scheduled to occur on a graduated basis with 33% vesting on January 31, 2020, an additional 33% vesting on January 31, 2021 and the remaining 34% vesting on January 31, 2022.  The awards expire 10 years from the grant date.  The award agreements issued under the 2009 Equity Incentive Compensation Plan allow for accelerated vesting in cases of death, disability, or a change-in-control with an exercise period of one year from the date of termination (but not beyond 10 years from the date of grant).  Upon retirement the awards continue to vest according to the schedule noted above with an exercise period equal to the lesser of four years following the date of retirement or 10 years from the date of grant.

(4)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs in 2019.  The grant date fair values are calculated in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2019 for the NEOs.

Outstanding Equity Awards at 2019 Fiscal Year-End

Option Awards					Stock Awards
Name	Number of Securities Underlying Un-exercised Options Exercisable (#)	Number of Securities Underlying Un- exercised Options Un- exercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Un- exercised Unearned Options (#)	Option Exercise Price ($)	Option Expira- tion Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
René F. Jones	5,590	11,180	-	190.78	1/31/2028	-	-	-	-
	-	22,215	-	164.54	1/31/2029	-	-	-	-
						20,728	3,518,578	6,018	1,021,556
Darren J. King	2,012	4,026	-	190.78	1/31/2028	-	-	-	-
	-	7,742	-	164.54	1/31/2029	-	-	-	-
						8,093	1,373,787	2,097	355,966
Richard S. Gold	3,354	6,708	-	190.78	1/31/2028	-	-	-	-
	-	13,296	-	164.54	1/31/2029	-	-	-	-
						13,275	2,253,431	3,602	611,355
Kevin J. Pearson	3,354	6,708		190.78	1/31/2028	-	-	-	-
	-	13,296	-	164.54	1/31/2029	-	-	-	-
						13,409	2,276,178	3,602	611,355
Doris P. Meister	2,236	4,472	-	190.78	1/31/2028	-	-	-	-
	-	7,809	-	164.54	1/31/2029	-	-	-	-
						8,639	1,466,470	2,115	359,021

(1)

Vesting of the PHSU awards granted to the NEOs in 2017 and 2018 occurs on a graduated basis with 33% of the award vesting on the first anniversary of the grant date, an additional 33% of the award vesting on the second anniversary of the grant date, and the remaining 34% of the award vesting on the third anniversary of the grant date.  Each vesting is contingent upon M&T achieving a pre-established net operating ROTCE metric (“Performance Requirement”).  If the Performance Requirement is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the NCG Committee.  Note that with respect to the 2017 and 2018 awards, the award agreements issued under the 2009 Equity Incentive Compensation Plan allow for accelerated vesting in cases of death, disability, retirement or a change-in-control. See footnotes (1), (2) and (3) to the table set forth above titled “2019 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2019.  See the below chart for more detailed information concerning the number of outstanding shares from each LTI grant that remain unvested and their corresponding vesting dates.

(2)

Vesting of the PVSU award granted to the NEOs in 2019 occurs on a 3-year cliff basis and has a payout range of 0% to 150% based on pre-established absolute and relative ROTCE performance over the 3-year performance period.  Shares in this column reflect maximum payout at 150%, as performance was trending above target as of December 31, 2019.

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Name	Grant Date	Options Granted	Options Not Vested	Remaining Vesting Dates
	1/31/18	11,180	5,590	1/31/20
			5,590	1/31/21
René F. Jones	1/31/19	22,215	7,405	1/31/20
			7,405	1/31/21
			7,405	1/31/22
	1/31/18	4,026	2,013	1/31/20
			2,013	1/31/21
Darren J. King	1/31/19	7,742	2,580	1/31/20
			2,581	1/31/21
			2,581	1/31/22
	1/31/18	6,708	3,354	1/31/20
			3,354	1/31/21
Richard S. Gold	1/31/19	13,296	4,432	1/31/20
			4,432	1/31/21
			4,432	1/31/22
	1/31/18	6,708	3,354	1/31/20
			3,354	1/31/21
Kevin J. Pearson	1/31/19	13,296	4,432	1/31/20
			4,432	1/31/21
			4,432	1/31/22
	1/31/18	4,839	2,236	1/31/20
			2,236	1/31/21
Doris P. Meister	1/31/19	7,809	2,603	1/31/20
			2,603	1/31/21
			2,603	1/31/22

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Name	Grant Date	Shares or Units Granted	Shares or Units Not Vested	Remaining Vesting Dates
	1/31/17	6,422	2,141	1/31/20
	1/31/18	9,829	3,276	1/31/20
			3,277	1/31/21
René F. Jones	1/31/19	12,034	4,011	1/31/20
			4,011	1/31/21
			4,012	1/31/22
	1/31/19	4,012 (a)	4,012	1/31/22
	1/31/17	4,614	1,539	1/31/20
	1/31/18	3,539	1,180	1/31/20
			1,180	1/31/21
Darren J. King	1/31/19	4,194	1,397	1/31/20
			1,398	1/31/21
			1,399	1/31/22
	1/31/19	1,398 (a)	1,398	1/31/22
	1/31/17	6,422	2,141	1/31/20
	1/31/18	5,897	1,966	1/31/20
			1,966	1/31/21
Richard S. Gold	1/31/19	7,202	2,400	1/31/20
			2,401	1/31/21
			2,401	1/31/22
	1/31/19	2,401 (a)	2,401	1/31/22
	1/31/17	6,822	2,275	1/31/20
	1/31/18	5,897	1,966	1/31/20
			1,966	1/31/21
Kevin J. Pearson	1/31/19	7,202	2,400	1/31/20
			2,401	1/31/21
			2,401	1/31/22
	1/31/19	2,401 (a)	2,401	1/31/22
	1/31/17	5,358	1,787	1/31/20
	1/31/18	3,932	1,311	1/31/20
			1,311	1/31/21
Doris P. Meister	1/31/19	4,230	1,409	1/31/20
			1,410	1/31/21
			1,411	1/31/22
	1/31/19	1,410 (a)	1,410	1/31/22

(a)	Awards indicated are PVSUs with a three-year cliff vesting schedule with payouts ranging from 0% to 150% of target based on absolute and relative ROTCE performance.

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Options Exercised and Stock Vested

The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2019 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2019 Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
René F. Jones	-	-	9,048	1,501,321
Darren J. King (3)	10,000	1,256,491	4,987	828,415
Richard S. Gold	-	-	7,737	1,285,609
Kevin J. Pearson	-	-	8,097	1,345,629
Doris P. Meister	-	-	3,096	509,416

(1)	Based upon the difference between the exercise price and the closing price of M&T’s common stock on the NYSE on the date(s) of exercise.
(2)	Amounts were calculated using the closing price of M&T’s common stock on the NYSE on the vesting dates.
(3)	Mr. King’s stock options had an expiration date of February 1, 2019.

Pension Benefits

The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2019 Pension Benefits(1)(5)

Name	Plan Name	Number of Years Credited Service(3)	Present Value of Accumulated Benefit ($)	Payments during Last Fiscal Year ($)
René F. Jones	Qualified Pension Plan(2)	13	279,400	-
Darren J. King	Qualified Pension Plan(2)	5	100,311	-
Richard S. Gold	Qualified Pension Plan(2)	30	990,729	-
	Supplemental Pension Plan(2)(4)	30	227,203	-
Kevin J. Pearson	Qualified Pension Plan(2)	30	1,060,827	-
	Supplemental Pension Plan(2)(4)	30	239,380	-

(1)	Please refer to footnote (2) to the “2019 Summary Compensation Table” for the assumptions used to calculate the present value of accumulated benefits.
(2)

The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T employees.  Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005.  Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO, were given a one-time election to remain in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future benefits under a new defined contribution program, the Qualified RAA, in which qualifying participants are credited a percentage of total pay based on length of service.  Under the current formula, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation for the plan year plus (ii) 0.35% of compensation for the plan year in excess of 50% of that year’s Social Security wage base.  Messrs. Pearson and Gold elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006.  Messrs. Jones and King elected to discontinue their future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA and Supplemental RAA effective January 1, 2006.  Messrs. Jones and King have an accrued benefit under the Qualified Pension Plan as of December 31, 2005 but have ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

(3)

The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan.  Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

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(4)

As described in footnote (2) above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan.  Of the NEOs, Messrs. Pearson and Gold elected to continue to participate in the revised Qualified Pension Plan and, as such, they continue to be participants in the Supplemental Pension Plan.  Messrs. Jones and King elected to discontinue their future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA and Supplemental RAA effective January 1, 2006.  M&T maintains a defined contribution Supplemental RAA that is designed to provide participants with contributions that cannot be provided under the Qualified RAA because of applicable Internal Revenue Service income tax limits.  As under the Supplemental Pension Plan, creditable compensation under the Supplemental RAA is also limited to $350,000.  Beginning in 2020, M&T has amended the non-qualified retirement plans to allow the maximum creditable compensation, including incentive compensation, to be increased from $350,000 to two times the annual IRS Compensation Limit, indexed annually.  Messrs. Jones and King participated in the Supplemental RAA in 2019 and were credited with a contribution for 2019 as reported below under the discussion of 2019 Nonqualified Deferred Compensation Plans.

(5)	Ms. Meister is not a participant in the Qualified Pension Plan or Supplemental Pension Plan.

Explanation of 2019 Pension Benefits Table

The 2019 Pension Benefits Table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2019.  See footnote (2) to the table set forth above titled “2019 Summary Compensation Table.”

The amounts indicated in the column titled “Present Value of Accumulated Benefit” represent the lump-sum value as of December 31, 2019 of the annual benefit that was earned by the NEOs as of December 31, 2019, assuming payment begins at each executive’s normal retirement age, or their current age, if later.  The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan.  Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age.  Those assumptions are described in footnote (2) set forth in the “2019 Summary Compensation Table.”  Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes set forth in the “2019 Pension Benefits Table” and in the narrative below.

Qualified Pension Plan

Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO.  If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse.  None of the NEOs are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment.  If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.  A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments unless the present value of the normal retirement benefit is less than $5,000.  Benefits under the Qualified Pension Plan are funded by an irrevocable, tax-exempt trust.  The Qualified Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by the tax-exempt trust.

Creditable compensation under the Qualified Pension Plan generally includes the compensation reported on Form W-2 in the box for wages, tips and other compensation plus pre-tax salary reduction contributions under the Retirement Savings Plan and the M&T Bank Corporation Flexible Benefits Plan.  In calculating a participant’s benefit, annual compensation in excess of a limit set annually by the Internal Revenue Service may not be considered.

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A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service.  An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age.  At December 31, 2019, Mr. King was not eligible for early retirement and Messrs. Jones, Gold and Pearson were eligible for early retirement. Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and each NEO is 100% vested in his benefits in the Qualified Pension Plan.

Supplemental Pension Plan

The Supplemental Pension Plan provides a benefit that is equal to the difference between the pension benefit that would be provided under the Qualified Pension Plan if that plan were not subject to certain limits imposed by the Internal Revenue Code, and the benefit actually provided under the Qualified Pension Plan.  Creditable compensation that may be considered under the Supplemental Pension Plan formula is limited to $350,000.   Beginning in 2020, the creditable compensation, including incentive compensation, will be amended to 2 times the Annual IRS Compensation Limit, indexed annually.

Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO.  The Supplemental Pension Plan allows a NEO to elect to receive the benefit due under the plan in the form of a one-time lump sum payment.  If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above.  The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs are 100% vested in their benefits in the Supplemental Pension Plan.

A participant is eligible for early retirement under the Supplemental Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service.  An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age.  At December 31, 2019, Messrs. Jones, Gold and Pearson were eligible for early retirement.

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Nonqualified Deferred Compensation

The following table sets forth contributions, earnings and year-end balances for 2019 with respect to nonqualified deferred compensation plans for the NEOs.

2019 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
René F. Jones	Supplemental 401(k)	63,000	3,375	93,446	-	759,966
	Supplemental RAA	-	4,313	11,507	-	87,499
Darren J. King	Supplemental 401(k)	35,000	3,375	96,223	-	425,028
	Supplemental RAA	-	3,188	20,468	-	92,668
Richard S. Gold	Supplemental 401(k)	21,000	3,375	73,741	-	372,960
	Supplemental RAA	-	-	-	-	-
Kevin J. Pearson	Supplemental 401(k)	70,000	3,375	123,792	-	693,408
	Supplemental RAA	-	-	-	-	-
Doris P. Meister	Supplemental 401(k)	17,500	-	2,176	-	19,676
	Supplemental RAA	-	1,688	228	-	1,916

(1)

The Supplemental 401(k) Plan contributions were based on the NEOs’ deferral elections and the salaries set forth in the “2019 Summary Compensation Table.”  The salaries in the “2019 Summary Compensation Table” include these contributions.

(2)

This column represents M&T matching contributions attributable to contributions made to the Supplemental 401(k) Plan during 2019 by the NEOs and contributions by M&T to the Supplemental RAA attributable to 2018 based on compensation earned and service performed during that year.  The contribution by M&T to the Supplemental 401(k) Plan and the Supplemental RAA attributable to 2019 was made after December 31, 2019 and is not reflected in the aggregate year-end balance for each NEO.  These values are also reflected in the “All Other Compensation” column set forth in the “2019 Summary Compensation Table.”

(3)

This column reflects earnings or losses on plan balances in 2019.  Earnings may increase or decrease depending on the performance of the elected investment options.  Earnings on these plans are not “above-market” and thus are not reported in the “2019 Summary Compensation Table.”  Plan balances may be invested in various mutual funds and common stock.  Investment returns on those funds and common stock ranged from 1.97% to 32.18% for the year ended December 31, 2019.

(4)

This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts.  These balances include NEOs’ and M&T contributions that were included in the Summary Compensation Tables in previous years.  Amounts in this column include earnings that were not previously reported in the respective year’s Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans

M&T maintains the Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan.  See footnote (3) set forth above in the “2019 Summary Compensation Table” for information regarding M&T Bank’s contribution to the Supplemental Retirement Savings Plan on behalf of each of the NEOs for 2019.  Beginning in 2020, the Supplemental Retirement Savings Plan name has been changed to the Leadership Retirement Savings Plan.

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Supplemental Retirement Savings Plan - Overview

The Supplemental Retirement Savings Plan mirrors the tax-qualified, defined contribution Retirement Savings Plan maintained by M&T in that it consists of two parts: (i) Supplemental 401(k) Plan  and (ii) Supplemental RAA.  The tax-qualified Retirement Savings Plan provides benefits under both portions up to the limit set by the Internal Revenue Code on compensation that can be recognized under a tax-qualified plan.  The Supplemental Retirement Savings Plan provides unfunded, nonqualified benefits to select management based on compensation in excess of the Internal Revenue Code limit for tax-qualified plans up to a maximum creditable compensation level of $350,000. Beginning in 2020, M&T has amended the non-qualified retirement plans to allow the maximum creditable compensation, including incentive compensation, to be increased from $350,000 to two times the annual IRS Compensation Limit, indexed annually.

Under the tax-qualified 401(k) (“Qualified 401(k) Plan”) portion of the Retirement Savings Plan, a participant may elect to contribute up to 50% of creditable plan compensation, in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 3% of the participant’s contributions plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation under the plan.  All participants are always 100% vested in all contributions in the Qualified 401(k) Plan.  All NEOs participate in the Qualified 401(k) Plan. Beginning in 2020, participant’s will be credited with a matching contribution equal to 100% of contributions that do not exceed 5% of the participant’s compensation.

Under the Qualified RAA of the Retirement Savings Plan, a participant hired prior to December 31, 2019 will be credited with an employer contribution based on the participant’s years of service recognized under the plan for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability).  Benefits under the Qualified RAA are subject to a five-year vesting schedule.  As explained in the discussion of the “2019 Pension Benefits Table,” Messrs. Jones and King participate in the Qualified RAA, and are fully vested in the benefits under the plan based on their years of service.  Ms. Meister became eligible to participate in the Qualified RAA in 2017 and is subject to a five-year vesting schedule.

Supplemental Retirement Savings Plan - Supplemental 401(k) Plan

The Supplemental 401(k) Plan provides unfunded, nonqualified benefits to select members of management and highly compensated employees of M&T.  All of the NEOs participate in the Supplemental 401(k) Plan.

For a given year, a participant may elect to contribute up to 50% of creditable plan compensation and the participant must elect the contribution percentage before the beginning of the year.  A participant who contributes to the Supplemental 401(k) Plan for a given year is credited with a matching employer contribution under the Supplemental 401(k) Plan determined under the same matching formula as in the Qualified 401(k) Plan, which generally provides for a match equal to 100% of contributions that do not exceed 3% of the participant’s compensation plus 50% of the contributions that exceed 3% but not 6% of the participant’s compensation.  Creditable compensation under the Supplemental 401(k) Plan is defined in the same way as under the Qualified Pension Plan, but it includes amounts deferred by participants under the Supplemental 401(k) Plan and includes compensation credited under the tax-qualified 401(k) plan, the Retirement Savings Plan.  The maximum creditable compensation for the plan in any year is $350,000. Beginning in 2020, select members of management and highly compensated employees of M&T participant’s will be credited with a matching contribution equal to 100% of contributions that do

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not exceed 5% of the participant’s compensation.  Additionally, the maximum creditable compensation, including incentive compensation, has been increased from $350,000 to two times the annual IRS Compensation Limit, indexed annually.

A participant is always 100% vested in both his or her own contributions and the employer matching contributions, and all earnings on both types of contributions under the Supplemental 401(k) Plan.  The plan provides that a participant may elect to receive benefits at a specified age or date, upon separation from service, at death or disability, or at the earliest of these events.  A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years.  Elections are made with respect to each year’s contribution to the Supplemental 401(k) Plan prior to the beginning of each year.  All payments from the Supplemental 401(k) Plan are made in the form of cash.

Supplemental Retirement Savings Plan - Supplemental Retirement Accumulation Account

The Supplemental RAA portion of the Supplemental Retirement Savings Plan is designed to provide participants with benefits that cannot be provided under our qualified plans as a result of limitations imposed by the Internal Revenue Code.  Messrs. Jones and King participated in the Supplemental RAA. Ms. Meister became eligible for the Supplemental RAA in 2017.

For a given year, the Supplemental RAA credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided on plan compensation under the Qualified RAA if the Internal Revenue Code limit did not exist up to the Supplemental Retirement Savings Plan compensation limit of $350,000, and (2) the contribution actually provided under the Qualified RAA.  Mr. Jones was credited with $4,025 for the 2019 plan year.  Mr. King was credited with $2,975 for the 2019 plan year.  Ms. Meister received a benefit of $1,575 after becoming eligible in the 2018 plan year, subject to a vesting schedule.  The book reserve accounts attributable to Supplemental RAA contributions are subject to the same vesting schedule as the accounts in the Qualified RAA, and Messrs. Jones and King are fully vested in their Supplemental RAA account.  Benefits for 2019 under the Supplemental RAA and the Supplemental 401(k) Plan are payable in the first quarter of 2020.  Service in the Supplemental RAA is determined in the same manner as under the Qualified RAA.  These values are also reflected in the “Supplemental Retirement Accumulation Account” column set forth in footnote (3) of the “2019 Summary Compensation Table.”

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Potential Payments Upon Termination or Change-in-Control

The following table indicates the potential post-employment payments and benefits for the NEOs in the events indicated below as though termination of employment occurred on December 31, 2019.

M&T maintains certain arrangements, plans and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change in control of the company.  M&T also sponsors a number of broad-based health, life and disability benefit programs for its employees, in which the NEOs also participate, such as short- and long-term disability coverage and group term life insurance coverage, which are not included below.

While our plans provide for the payout amounts indicated below, actual amounts that M&T may pay out and the assumptions used in arriving at such amount can only be determined at the time of such executive’s termination or change in control and could differ materially from the amounts set forth below.  Our plans do not provide for any payment at, following or in connection with a termination for cause.

2019 Post-Employment Benefits

Name	Involuntary / without cause (1) ($)	Death / Disability (2) ($)	Retirement (3) ($)	Change in Control (4) ($)
René F. Jones (5)
Severance and Health Benefit Coverage	1,927,682	-	-	1,927,682
LTI (6)	265,589	4,315,355	4,315,355	4,315,355
Total	2,193,271	4,315,355	4,315,355	6,243,037
Darren J. King (5)(7)
Severance and Health Benefit Coverage	1,366,098	-	-	1,366,098
LTI (6)	92,547	1,651,433	-	1,651,433
Total	1,458,645	1,651,433	-	3,017,531
Richard S. Gold (5)
Severance and Health Benefit Coverage	1,518,669	-	-	1,518,669
LTI (6)	158,945	2,730,273	2,730,273	2,730,273
Total	1,677,614	2,730,273	2,730,273	4,248,942
Kevin J. Pearson (5)
Severance and Health Benefit Coverage	1,525,065	-	-	1,525,065
LTI (6)	158,945	2,753,020	2,753,020	2,753,020
Total	1,684,010	2,753,020	2,753,020	4,278,085
Doris P. Meister (5)(7)
Severance and Health Benefit Coverage	1,637,484	-	-	1,637,484
LTI (6)	93,343	1,746,503	-	1,746,503
Total	1,730,827	1,746,503	-	3,383,987

(1)

In the event of an involuntary termination without cause (i) unvested PVSUs will accelerate at target, but the payout will be prorated to reflect number of months of service provided over the 36-month performance period; (ii) unvested PHSUs are forfeited and (iii) NQ Stock Options continue to vest for one year following termination and the exercise period ends on the earlier of 1 year following termination or the original 10-year expiration date.

(2)	All vesting restrictions lapse immediately upon death or disability.
(3)

For employees who resign and are retirement eligible (defined as having reached age 55 with 10 or more years of service) (i) all vesting restrictions on PHSUs lapse immediately and (ii) PVSUs and NQ Stock Options continue to vest pursuant to their original vesting schedule and the exercise period ends on the earlier of 4 years following retirement or the original 10 year expiration date.

(4)

In the event of a change in control, all vesting restrictions will lapse.  With respect to the PVSUs, the payout will be at an amount equal to the greater of target or actual performance, calculated as of the quarter end immediately prior to the change in control announcement. For purposes of this disclosure, a payout at target is assumed. Cash severance is payable only upon a termination of employment.

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(5)

See the “Present Value of Accumulated Benefit” column to the “2019 Pension Benefits” table and the “Aggregate Balance at Last FYE” column of the “2019 Nonqualified Deferred Compensation” table for additional payments upon termination.  Ms. Meister is not fully vested in her Non-Qualified deferred compensation benefits.

(6)

Value computed for each stock option grant by multiplying (i) the difference between (a)169.75, the closing market price of a share of our common stock on December 31, 2019 and (b) the exercise price per share for that option granted by (ii) the number of shares subject to each option that vests or continues to vest. PHSUs and PVSUs are valued at target based on the closing market price of a share of our common stock on December 31, 2019.

(7)	Neither Mr. King nor Ms. Meister are retirement eligible.

Severance Pay Plan

M&T maintains the Severance Pay Plan, which is a broad-based, tiered severance plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs.  The amount of severance an employee is eligible to receive is based upon the employee’s position and years of service.  Each NEO participates in the plan.  Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

•	the continuation of his or her cash base salary for 104 weeks as determined at the time of the Qualifying Event; and
•

the continuation of certain benefits during the period in which severance payments are made, for those benefits that the NEO has elected at the time of the Qualifying Event, which may include medical, dental, vision and life insurance, and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

Accelerated Vesting of Equity Awards

As a general matter, all employees, including the NEOs, would be immediately vested in any unvested equity awards at the time of change-in-control, death and disability. Unvested shares of performance-hurdled equity awards granted to the NEOs will also vest automatically at retirement. Unvested shares of performance-vested equity awards will vest automatically at target in the case of death or disability, at the greater of target or actual performance in the event of a change-in-control, and will continue vesting into retirement, subject to actual performance according to the original payout schedule. The NQ Stock Options also continue to vest according to the original schedule upon retirement, and the exercise period is shortened to the greater of four years post retirement or the remaining original term.  See also footnote (3) to the table titled “2019 Grants of Plan-Based Awards.”

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PROPOSAL 3

PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2020

On February 18, 2020, the Audit Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T for the year ending December 31, 2020, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T believes that it is desirable to request that the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T’s independent registered public accounting firm for the year ending December 31, 2020.  In the event that the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment and make such a determination as it believes to be in M&T’s and its shareholders’ best interests.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in M&T’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting.  The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE
YEAR ENDING DECEMBER 31, 2020.

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INDEPENDENT PUBLIC ACCOUNTANTS

The following is a summary of the fees billed to M&T by PricewaterhouseCoopers LLP for professional services rendered during 2019 and 2018, which are categorized in accordance with the SEC’s rules as follows:

Fees to Independent Auditors

	2019 ($)	2018 ($)
Audit Fees	4,592,940	3,897,700
Audit-Related Fees	955,200	978,452
Tax Fees	95,000	448,050
All Other Fees	7,743	7,743
Total	5,650,883	5,331,945

Audit Fees

Audit fees consist of fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T’s annual consolidated financial statements as of and for the years ended December 31, 2019 and 2018, for its review of M&T’s quarterly consolidated financial statements during 2019 and 2018, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2019 and 2018.

Audit-Related Fees

Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation for the years ended December 31, 2019 and 2018.  Of the audit-related fees billed for the years ended December 31, 2019 and 2018, all services were pre-approved by the Audit Committee.

Tax Fees

Tax fees consist of fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting for the years ended December 31, 2019 and 2018.  Of the tax fees billed for the years ended December 31, 2019 and 2018, all services were pre-approved by the Audit Committee.

All Other Fees

All other fees for the years ended December 31, 2019 and 2018 consisted of fees billed by PricewaterhouseCoopers LLP primarily for research software licensing.  All fees billed in this category for the years ended December 31, 2019 and 2018 were pre-approved by the Audit Committee.

In addition to the above services, for the year ended December 31, 2019, PricewaterhouseCoopers LLP billed $63,400 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts for which a subsidiary of M&T was the trustee $328,600 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $411,175 for audit services and Form 5500 preparation fees.  Likewise, for the year ended December 31, 2018, PricewaterhouseCoopers LLP billed $61,550 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts, for which a subsidiary of M&T was the trustee, $79,500 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $419,886 for audit services and Form 5500 preparation fees.

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The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence.  No fees were billed, and no services were provided by PricewaterhouseCoopers LLP during 2019 and 2018 for financial information systems design and implementation. No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2019 and 2018.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Beginning with the year ended December 31, 2003, M&T instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date.  The Audit Committee may also pre-approve additional services on a case-by-case basis.  In the period between scheduled meetings of the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm.  This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired.  The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T during 2019 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Report of the Audit Committee

The members of the Audit Committee are independent as that term is defined in the listing standards of the NYSE.  The Audit Committee operates under a written charter adopted by the Board of Directors.  A copy of such charter can be accessed on M&T’s website at https://ir.mtb.com/corporate-governance.  During 2019, the Audit Committee met six times, and held discussions with management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T’s consolidated financial statements and their assessment of the design and effectiveness of M&T’s internal control over financial reporting.  The independent registered public accounting firm is responsible for performing an independent audit of

M&T’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its reports thereon.  As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

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In discharging its oversight responsibilities, the Audit Committee has reviewed and discussed M&T’s 2019 audited consolidated financial statements with management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, which include, among other items, matters related to the conduct of the audit of M&T’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from M&T’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm their independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2019 to be filed with the SEC on or about February 19, 2020.  The Audit Committee also selected the independent registered public accounting firm.

This report was adopted on February 18, 2020 by the Audit Committee of the Board of Directors:

C. Angela Bontempo, Chair

Richard A. Grossi

Denis J. Salamone

David S. Scharfstein

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On October 1, 2019, M&T extended and subsequently renewed its directors’ and officers’ liability insurance policy until October 1, 2020.  The premium, including commissions, for the extension and annual renewal is $5,384,376.63.  The primary policy is issued by U.S. Specialty Insurance Company and covers all directors and officers of M&T and its subsidiaries.

OTHER MATTERS

The Board of Directors of M&T is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

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M&T Bank Corporation

mtb.com

©2020 M&T Bank Corporation. 36680 191205 VF

M&T Bank Corporation Vote Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., EDT, on April 21, 2020. (Voting must be completed by 11:00 a.m., EDT, on April 17, 2020 for the Retirement Savings Plan and Unvested Restricted Common Stock.) Online Go to www.envisionreports.com/MTB or scan the QR code — control number is located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MTB. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card/Instruction Card/Voting Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A Proposals — The Board of Directors of M&T Bank Corporation recommends a vote FOR the following proposals. 1. TO ELECT 17 DIRECTORS FOR ONE-YEAR TERMS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED. For Withhold 01 - C. Angela Bontempo 04 - Gary N. Geisel 07 - John D. Hawke, Jr. 10 - Newton P.S. Merrill 13 - Robert E. Sadler, Jr. 16 - David S. Scharfstein 02 - Robert T. Brady 05 - Richard S. Gold 08 - René F. Jones 11 - Kevin J. Pearson 14 - Denis J. Salamone 17 - Herbert L. Washington For Withhold 03 - T. Jefferson Cunningham III 06 - Richard A. Grossi 09 - Richard H. Ledgett, Jr. 12 - Melinda R. Rich 15 - John R. Scannell For Withhold Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. For Against Abstain For Against Abstain 2. TO APPROVE THE COMPENSATION OF M&T BANK CORPORATION‘S NAMED EXECUTIVE OFFICERS. 3. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2020. 036X0D 1PCF

YOUR VOTE IS IMPORTANT! Proxy materials are available online at: www.envisionreports.com/MTB Small steps make an impact. Please consider helping the environment by consenting to receive electronic delivery by signing up at www.envisionreports.com/MTB. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE-PAID ENVELOPE. PROXY CARD/INSTRUCTION CARD/VOTING CARD - M&T BANK CORPORATION Annual Meeting of Shareholders -- April 21, 2020, 11:00 a.m., EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Emily Bittenbender, Nancy E. Carey Cassidy and John Mezzalingua as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at One M&T Plaza in Buffalo, New York 14203 on Tuesday, April 21, 2020, at 11 :00 a.m., EDT, and any adjournments thereof (i) as designated on the proposals set forth on the reverse side of this card and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS. Participants in the M&T Bank Corporation Retirement Savings Plan In accordance with the M&T Bank Corporation Retirement Savings Plan (“Plan”), the undersigned hereby directs T. Rowe Price Trust Company, the Trustee of the Plan to vote all of the shares of common stock of M&T Bank Corporation allocated to the undersigned under the Plan in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED OR, IF NOT DIRECTED, WILL BE DIRECTED TO VOTE IN THE SAME PROPORTION AS SHARES THAT WERE AFFIRMATIVELY VOTED BY PARTICIPANTS. Holders of Unvested Restricted Common Stock The undersigned hereby votes all of the shares of unvested restricted common stock of M&T Bank Corporation held by the undersigned in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS VOTING CARD WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR TELEPHONE. (Items to be voted on appear on reverse side) B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appear(s) hereon. If applicable, joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Change of Address Please print new address below.